                                                                    Exhibit 4.14

                                    INDENTURE


                           Dated as of March 25, 1998,


                                      among


                             BEAZER HOMES USA, INC.
                                    as Issuer


                               BEAZER HOMES CORP.
                           BEAZER/SQUIRES REALTY, INC.
                         BEAZER HOMES SALES ARIZONA INC.
                               BEAZER REALTY CORP.
                            PANITZ HOMES REALTY, INC.
                           BEAZER MORTGAGE CORPORATION
                           BEAZER HOMES HOLDINGS CORP.
                      BEAZER HOMES TEXAS HOLDINGS, INC. and
                            BEAZER HOMES TEXAS, L.P.
                            as Subsidiary Guarantors


                                       and


                        FIRST TRUST NATIONAL ASSOCIATION
                                   as Trustee

                                ----------------


                          8 7/8% Senior Notes due 2008

                              CROSS-REFERENCE TABLE

  TIA                                                          Indenture
Section                                                         Section
-------                                                         -------

310(a)(1) .....................................................   7.10
   (a)(2) .....................................................   7.10
   (a)(3) .....................................................   N.A.
   (a)(4) .....................................................   N.A.
   (b) ........................................................   7.08; 7.10
   (c) ........................................................   N.A.
311(a) ........................................................   7.11
   (b) ........................................................   7.11
   (c) ........................................................   N.A.
312(a) ........................................................   8.01; 8.02
   (b) ........................................................   8.02; 12.03
   (c) ........................................................   12.03
313(a) ........................................................   7.06
   (b)(1) .....................................................   7.06
   (b)(2) .....................................................   7.06
   (c) ........................................................   7.06
   (d) ........................................................   7.06
314(a) ........................................................   4.03
   (b) ........................................................   N.A.
   (c)(1) .....................................................   12.04; 12.05
   (c)(2) .....................................................   12.04; 12.05
   (c)(3) .....................................................   12.05
   (d) ........................................................   N.A.

N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture

   (e) ......................................................   12.05
   (f) ......................................................   N.A.
315(a) ......................................................   7.01
   (b) ......................................................   7.05
   (c) ......................................................   7.01
   (d) ......................................................   7.01
   (e) ......................................................   6.11
316(a)(last sentence) .......................................   2.09
   (a)(1)(A) ................................................   6.05
   (a)(1)(B) ................................................   6.04
   (a)(2) ...................................................   Not applicable
   (b) ......................................................   6.07
317(a)(1) ...................................................   6.08
   (a)(2) ...................................................   6.09
   (b) ......................................................   2.04; 2.05
318(a) ......................................................   12.01

N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture

Page

                                TABLE OF CONTENTS

                                                                        Page
                                                                        ----
ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section  1.01. Rules of Construction .....................................     1
Section  1.02. Definitions ...............................................     2
Section  1.03. Incorporation by Reference of TIA                              24

ARTICLE 2

THE SECURITIES

Section 2.01.  Dating; Incorporation of Form in Indenture ................    24
Section 2.02.  Execution and Authentication ..............................    25
Section 2.03.  Registrar and Paying Agent ................................    26
Section 2.04.  Paying Agent to Hold Money in Trust
Section 2.05.  Noteholder Lists ..........................................    27
Section 2.06.  Transfer and Exchange .....................................    28
Section 2.07.  Replacement Notes .........................................    28
Section 2.08.  Outstanding Notes .........................................    29
Section 2.09.  Temporary Notes ...........................................    29
Section 2.10.  Cancellation. .............................................    29
Section 2.11.  Defaulted Interest ........................................    30
Section 2.12.  Deposit of Moneys .........................................    30

                                                                            Page
                                                                            ----
Section 2.13.  CUSIP Number ..............................................    31
Section 2.14.  Book-Entry Provisions or Global Notes .....................    31
Section 2.15.  Special Transfer Provisions ...............................    33

ARTICLE 3

                               OPTIONAL REDEMPTION

Section 3.01.  Notices to Trustee ........................................    36
Section 3.02.  Selection of Notes To Be Redeemed .........................    36
Section 3.03.  Notices to Holders ........................................    36
Section 3.04.  Effect of Notice of Redemption ............................    37
Section 3.05.  Deposit of Redemption Price ...............................    37
Section 3.06.  Notes Redeemed in Part ....................................    38
Section 3.07.  Optional Redemption .......................................    38

ARTICLE 4

                                    COVENANTS

Section 4.01. Payment of Notes ...........................................    39
Section 4.02. Maintenance of Office or Agency ............................    39
Section 4.03. SEC Reports; Financial Statements ..........................    40
Section 4.04. Money for Security Payments To Be Held in Trust ............    40
Section 4.05. Compliance Certificate .....................................    41
Section 4.06. Corporate Existence, etc ...................................    42
Section 4.07. Payment of Taxes and Other Claims ..........................    42
Section 4.08. Insurance ..................................................    43
Section 4.09. Stay, Extension and Usury Laws .............................    43
Section 4.10. Maintenance of Properties ..................................    44
Section 4.11. Disposition of Proceeds of Asset Sale ......................    44

                                                                            Page
                                                                            ----
Section 4.12.  Limitations on Restricted Payments ........................    48
Section 4.13.  Limitations on Additional Indebtedness ....................    50
Section 4.14.  Restrictions on Restricted Subsidiary Indebtedness ........    51
Section 4.15.  Limitations and Restrictions on Issuance of Capital Stock of
                 Restricted Subsidiaries .................................    52
Section 4.16.  Change of Control .........................................    52
Section 4.17.  Limitation an Transactions With Stockholders and Affiliates    55
Section 4.18.  Limitations on Liens ......................................    56
Section 4.19.  Limitations on Restrictions on Distributions from Restricted
                 Subsidiaries ............................................    56
Section 4.20.  Maintenance of Consolidated Tangible Net Worth ............    57
Section 4.21.  Guarantees ................................................    61

ARTICLE 5

                                   SUCCESSORS

Section 5.01.  Limitations on Mergers and Consolidations .................    61
Section 5.02.  Successor Corporation Substituted .........................    62

ARTICLE 6

                              DEFAULTS AND REMEDIES

Section 6.01. Events of Default ..........................................    63
Section 6.02. Acceleration ...............................................    65
Section 6.03. Other Remedies .............................................    66

                                                                            Page
                                                                            ----
Section 6.04. Waiver of Past Defaults and Compliance with
                  Indenture Provisions ...................................    66
Section 6.05. Control by Majority ........................................    66
Section 6.06. Limitations on Suits .......................................    67
Section 6.07. Rights of Holders To Receive Payment .......................    67
Section 6.08. Collection Suit by Trustee .................................    68
Section 6.09. Trustee May File Proofs of Claim ...........................    68
Section 6.10. Priorities .................................................    68
Section 6.11. Undertaking for Costs ......................................    69
Section 6.12. Restoration of Rights and Remedies .........................    69

ARTICLE 7

                                     TRUSTEE

Section 7.01. Duties of Trustee ..........................................    70
Section 7.02. Rights of Trustee. .........................................    71
Section 7.03. Individual Rights of Trustee. ..............................    72
Section 7.04. Trustee's Disclaimer. ......................................    72
Section 7.05. Notice of Defaults. ........................................    73
Section 7.06. Reports by Trustee to Holders. .............................    73
Section 7.07. Compensation and Indemnity. ................................    73
Section 7.08. Replacement of Trustee. ....................................    74
Section 7.09. Successor Trustee by Merger, et. ...........................    75
Section 7.10. Eligibility; Disqualification. .............................    76
Section 7.11. Preferential Collection of Claims Against Company ..........    76

ARTICLE 8

                                 HOLDERS' LISTS

Section 8.01. Company To Furnish Trustee Names and Addresses of Holders ..    76

                                                                            Page
                                                                            ----
Section 8.02. Preservation of Information.                                    77

ARTICLE 9

                             DISCHARGE OF INDENTURE

Section 9.01. Termination of Company and Guarantor Obligations. ..........    77
Section 9.02. Application of Trust Money. ................................    81
Section 9.03. Repayment to Company. ......................................    81
Section 9.04. Reinstatement. .............................................    81

ARTICLE 10

                                   AMENDMENTS

Section 10.01. Without Consent of Holders. ...............................    82
Section 10.02. With Consent of Holders. ..................................    83
Section 10.03. Compliance with TIA. ......................................    84
Section 10.04. Revocation and Effect of Consents. ........................    84
Section 10.05. Notation on or Exchange of Note. ..........................    85
Section 10.06. Trustee To Sign Amendments, etc. ..........................    85

                                   ARTICLE 11

                             GUARANTEE OF SECURITIES

Section 11.01. Guarantees of Notes. ......................................    86
Section 11.02. Execution and Delivery of Guarantee. ......................    88
Section 11.03. Additional Guarantors.                                         89
Section 11.04. Release of a Guarantor. ...................................    89
Section 11.05. Waiver of Subrogation. ....................................    90

                                                                            Page
                                                                            ----
ARTICLE 12

                                  MISCELLANEOUS

Section 12.01. TIA Controls. .............................................    91
Section 12.02. Notices. ..................................................    91
Section 12.03. Communications by Holders with Other Holders. .............    93
Section 12.04. Certificate and Opinion as to Conditions Precedent.            93
Section 12.05. Statements Required in Certificate or Opinion. ............    93
Section 12.06. Rules by Trustee and Agents. ..............................    94
Section 12.07. No Recourse Against Others. ...............................    94
Section 12.08. Governing Law. ............................................    95
Section 12.09. No Adverse Interpretation of Other Agreements. ............    95
Section 12.10. Successors. ...............................................    95
Section 12.11. Severability. .............................................    95
Section 12.12. Counterpart Originals. ....................................    96
Section 12.13. Trustee as Paying Agent and Registrar. ....................    96
Section 12.14. Table of Contents, Headings, etc.                              96
Section 12.15. Benefits of Indenture. ....................................    96
Section 12.16. Acceptance of Trust. ......................................    96
Section 12.17. Treasury Notes. ...........................................    96

EXHIBIT A  -   Form of 8 7/8% Senior Note due 2008

Form of Subsidiary Guarantee
EXHIBIT B  -   Form of Legend for Global Notes
EXHIBIT C1 -   Form of Assignment for 144A Note

                                                                            Page
                                                                            ----
EXHIBIT C2  -    Form of Assignment for Regulation S Note
EXHIBIT D   -    Form of Certificate to be Delivered
                in Connection with Transfers to Non-
                QIB Accredited Investors
EXHIBIT E        Form of Certificate to be Delivered
                in Connection with Transfers Pursuant
                to Regulation S

            INDENTURE, dated as of March 25, 1998, among BEAZER HOMES USA, INC., a Delaware corporation, BEAZER HOMES CORP., a Tennessee corporation, BEAZER/SQUIRES REALTY, INC., a North Carolina corporation, BEAZER HOMES SALES ARIZONA INC., a Delaware corporation, BEAZER REALTY CORP., a Georgia corporation, PANITZ HOMES REALTY, INC., a Florida corporation, BEAZER MORTGAGE CORPORATION, a Delaware corporation, BEAZER HOMES HOLDINGS CORP., a Delaware corporation, BEAZER HOMES TEXAS HOLDINGS, INC., a Delaware corporation, and BEAZER HOMES TEXAS, L.P., a Delaware limited partnership, and FIRST TRUST NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States of America, as trustee.

            Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's
8 7/8% Senior Notes due 2008.

ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Rules of Construction.

            For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

            (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

            (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision hereof;

            (d) "or" is not exclusive; and

            (e) provisions apply to successive events and transactions.

Section 1.02. Definitions.

            Capitalized terms used herein will have the following respective meanings when used herein:

            "Acquisition Indebtedness" means Indebtedness of any Person and its Subsidiaries existing at the time such Person became a Subsidiary of the Company (or such Person is merged with or into the Company or one of the Company's Subsidiaries) or assumed in connection with the acquisition of assets from any such Person, including, without limitation, Indebtedness Incurred in connection with, or in contemplation of (a) such Person being merged with or into or becoming a Subsidiary of the Company or one of its Subsidiaries (but excluding Indebtedness of such Person which is extinguished, retired or repaid in connection with such Person being merged with or into or becoming a Subsidiary of the Company or one of its Subsidiaries) or (b) such acquisition of assets from any such Person.

            "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this Indenture, each executive officer and director of the Company and each Subsidiary of the Company will be an Affiliate of the Company. In addition, for purposes of this Indenture, control of a Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, the term "Affiliate" will not include, with respect to the Company or any Restricted Subsidiary which is a Wholly Owned Subsidiary of the Company, any Restricted Subsidiary which is a Wholly Owned Subsidiary of the Company.

            "Affiliate Transaction" has the meaning set forth in Section 4.17(a) hereof.

            "Agent" means any Registrar or Paying Agent.

            "Asset Sale" for any Person means the sale, lease, conveyance or other disposition (including, without limitation, by merger, consolidation or sale and leaseback transaction, and whether by operation of law or otherwise) of any of that Person's assets (including, without limitation, the sale or other disposition of Capital Stock of any Subsidiary of such Person, whether by such Person or such Subsidiary), whether owned on the date hereof or subsequently acquired in one transaction or a series of related transactions, in which such Person and/or its Subsidiaries receive cash and/or other consideration (including, without limitation, the unconditional assumption of Indebtedness of such Person and/or its Subsidiaries) having an aggregate Fair Market Value of $500,000 or more as to each such transaction or series of related transactions; provided, however, that (i) a transaction or series of related transactions that results in a Change of Control shall not constitute an Asset Sale, (ii) sales of homes in the ordinary course of business will not constitute Asset Sales,(iii) sales, leases, conveyances or other dispositions, including, without limitation, exchanges or swaps of real estate in the ordinary course of business, for development of the Company's or any of its Subsidiaries' projects, will not constitute Asset Sales, (iv) sales, leases, sale-leasebacks or other dispositions of amenities, model homes and other improvements at the Company's or its Subsidiaries' projects in the ordinary course of business will not constitute Asset Sales, and (v) transactions between the Company and any of its Restricted Subsidiaries which are Wholly Owned Subsidiaries, or among such Restricted Subsidiaries which are Wholly Owned Subsidiaries of the Company, will not constitute Asset Sales.

            "Asset Sale Offer Date" has the meaning set forth in Section 4.11(c) hereof.

            "Asset Sale Offer Price" has the meaning set forth in Section 4.11(c) hereof.

            "Bank Credit Facility" means the Credit Facility among the Company, as borrower thereunder, the Subsidiary Guarantors and the financial institutions named therein, as such facility has been and may be amended, restated, supplemented or otherwise modified from time to time, and includes any facility extending the maturity of, refinancing or restructuring (including, without limitation, the inclusion of additional borrowers thereunder that are Unrestricted Subsidiaries) all or any portion of, the Indebtedness under such facility or any successor facilities and includes any facility with one or more lenders refinancing or replacing all or any portion of the Indebtedness under such facility or any successor facilities.

            "Bankruptcy Law" means title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

            "Board of Directors" means the board of directors of a Person or any authorized committee of the board of directors of such Person.

            "Business Day" means any day other than a Legal Holiday.

            "Capital Stock" of any Person means any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participations, or other equivalents of or interests in (however designated and whether voting or non-voting) the equity (which includes, but is not limited to, common stock, preferred stock and partnership and joint venture interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).

            "Capitalized Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such obligation will be the capitalized amount thereof determined in accordance with GAAP.

            "Cedel" means Cedel Bank, societe anonyme.

            "Change of Control" means any of the following: (i) the sale, lease, conveyance or other disposition of all or substantially all of the Company's assets as an entirety or substantially as an entirety to any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) in one or a series of transactions; provided that a transaction where the holders of all classes of Common Equity of the Company immediately prior to such transaction own, directly or indirectly, 50 percent or more of the aggregate voting power of all classes of Common Equity of such Person or group immediately after such transaction will not be a Change of Control; (ii) the acquisition by the Company and/or any of its Subsidiaries of 50 percent or more of the aggregate voting power of all classes of Common Equity of the Company in one transaction or a series of related transactions; (iii) the liquidation or dissolution of the Company; provided that a liquidation or dissolution of the Company which is part of a transaction or series of related transactions that does not constitute a Change of Control under the "provided" clause of clause (i) above will not constitute a Change of Control under this clause (iii); (iv) any transaction or a series of related transactions (as a result of a tender offer, merger, consolidation or otherwise) that results in, or that is in connection with, (a) any Person, including, a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) acquiring "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50 percent or more of the aggregate voting power of all classes of Common Equity of the Company or of any Person that possesses "beneficial ownership" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50 percent or more of the aggregate voting power of all classes of Common Equity of the Company or (b) less than 50 percent (measured by the aggregate voting power of all classes) of the Common Equity of the Company being registered under Section 12(b) or 12(g) of the Exchange Act; or (v) a majority of the Board of Directors of the Company not being comprised of Continuing Directors.

            "Change of Control Offer" has the meaning set forth in Section 4.16(a) hereof.

            "Change of Control Payment Date" has the meaning set forth in
Section 4.16(a) hereof.

            "Change of Control Price" has the meaning set forth in Section 4.16(a) hereof.

            "Common Equity" of any Person means all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person, or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

            "Company" means Beazer Homes USA, Inc., a Delaware corporation, and any successor thereof.

            "Consolidated Cash Flow Available for Fixed Charges" of the Company and its Restricted Subsidiaries means for any period (a) the sum of the amounts for such period of (i) Consolidated Net Income, plus (ii) Consolidated Income Tax Expense (without regard to income tax expense or credits attributable to extraordinary and nonrecurring gains or losses on Asset Sales), plus (iii) Consolidated Interest Expense, plus (iv) all depreciation, and, without duplication, amortization (including, without limitation, capitalized interest amortized to cost of sales), plus (v) all other noncash items reducing Consolidated Net Income during such period, minus (b) all other noncash items increasing Consolidated Net Income during such period; all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in accordance with GAAP.

            "Consolidated Fixed Charge Coverage Ratio" of the Company means, with respect to any determination date, the ratio of (i) Consolidated Cash Flow Available for Fixed Charges of the Company for the prior four full fiscal quarters for which financial results have been reported immediately preceding the determination date, to

(ii) the aggregate Consolidated Interest Incurred of the Company for the prior four full fiscal quarters for which financial results have been reported immediately preceding the determination date; provided that (1) with respect to any Indebtedness Incurred during, and remaining outstanding at the end of, such four full fiscal quarter period, such Indebtedness will be assumed to have been Incurred as of the first day of such four full fiscal quarter period, (2) with respect to Indebtedness repaid (other than a repayment of revolving credit obligations repaid solely out of operating cash flows) during such four full fiscal quarter period, such Indebtedness will be assumed to have been repaid on the first day of such four full fiscal quarter period, (3) with respect to the Incurrence of any Acquisition Indebtedness, such Indebtedness and any proceeds therefrom will be assumed to have been Incurred and applied as of the first day of such four full fiscal quarter period, and the results of operations of any Person or any Subsidiary of such Person that, in connection with or in contemplation of such Incurrence, becomes a Subsidiary of the Company or is merged with or into the Company or one of the Company's Subsidiaries or whose assets are acquired, will be included, on a pro forma basis, in the calculation of the Consolidated Fixed Charge Coverage Ratio as if such transaction had occurred on the first day of such four full fiscal quarter period, and (4) with respect to any other transaction pursuant to which any Person becomes a Subsidiary of the Company or is merged with or into the Company or one of the Company's Subsidiaries or pursuant to which any Person's assets are acquired, such Consolidated Fixed Charge Coverage Ratio shall be calculated on a pro forma basis as if such transaction had occurred on the first day of such four full fiscal quarter period, but only if such transaction would require a pro forma presentation in financial statements prepared pursuant to Rule 11-02 of Regulation S-X under the Securities Act.

            "Consolidated Income Tax Expense" of the Company for any period means the income tax expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

            "Consolidated Interest Expense" of the Company for any period means the Interest Expense of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

            "Consolidated Interest Incurred" of the Company for any period means the Interest Incurred of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

            "Consolidated Net Income" of the Company for any period means the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that there will be excluded from such net income (to the extent otherwise included therein), without duplication: (i) the net income (or loss) of any Person (other than a Restricted Subsidiary) in which any Person (including, without limitation, an Unrestricted Subsidiary) other than the Company or any Restricted Subsidiary has an ownership interest, except to the extent that any such income has actually been received by the Company or any Restricted Subsidiary in the form of cash dividends or similar cash distributions during such period, or in any other form but converted to cash during such period, (ii) except to the extent includable in

Consolidated Net Income pursuant to the foregoing clause (i), the net income (or loss) of any Person that accrued prior to the date that (a) such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or any of its Restricted Subsidiaries or (b) the assets of such Person are acquired by the Company or any of its Restricted Subsidiaries, (iii) the net income of any Restricted Subsidiary to the extent that (but only so long as) the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of that income is not permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary during such period, (iv) in the case of a successor to the Company by consolidation, merger or transfer of its assets, any earnings of the successor prior to such merger, consolidation or transfer of assets and (v) the gains (but not losses) realized during such period by the Company or any of its Restricted Subsidiaries resulting from (a) the acquisition of securities issued by the Company or extinguishment of Indebtedness of the Company or any of its Restricted Subsidiaries, (b) Asset Sales by the Company or any of its Restricted Subsidiaries and (c) other extraordinary items realized by the Company or any of its Restricted Subsidiaries. Notwithstanding the foregoing, in calculating Consolidated Net Income, the Company will be entitled to take into consideration the tax benefits associated with any loss described in clause (v) of the preceding sentence, but only to the extent such tax benefits are actually recognized by the Company or any of its Restricted Subsidiaries during such period; provided, further, that there will be included in such net income, without duplication, the net income of any Unrestricted Subsidiary to the extent such net income is actually received by the Company or any of its Restricted

Subsidiaries in the form of cash dividends or similar cash distributions during such period, or in any other form but converted to cash during such period.

            "Consolidated Tangible Assets" of the Company as of any date means the total amount of assets of the Company and its Restricted Subsidiaries (less applicable reserves) on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, less:
(i) Intangible Assets and (ii) appropriate adjustments on account of minority interests of other Persons holding equity investments in Restricted Subsidiaries, in the case of each of clauses (i) and (ii) above, as reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the fiscal quarter immediately preceding such date.

            "Consolidated Tangible Net Worth" of the Company as of any date means the stockholders' equity (including any Preferred Stock that is classified as equity under GAAP, other than Disqualified Stock) of the Company and its Restricted Subsidiaries on a consolidated basis at the end of the fiscal quarter immediately preceding such date, as determined in accordance with GAAP, plus any amount of unvested deferred compensation included, in accordance with GAAP, as an offset to stockholders' equity, less the amount of Intangible Assets reflected on the consolidated balance sheet of the Company and its Restricted Subsidiaries as of the end of the fiscal quarter immediately preceding such date.
            "Continuing Director" means at any date a member of the Board of Directors of the Company who (i) was a member of the Board of Directors of the Company on the initial issuance date of the Notes hereunder or (ii) was nominated for election or elected to the Board of

Directors of the Company with the affirmative vote of at least a majority of the directors who were Continuing Directors at the time of such nomination or election.

            "Corporate Trust Office of the Trustee" will be at the address of the Trustee specified in Section 12.02 hereof or such other address as the Trustee may give notice to the Company.

            "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

            "Default" means any event, act or condition that is, or after notice or the passage of time, or both, would be, an Event of Default.

            "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Notes; provided that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change of control occurring prior to the final maturity of the Notes will not constitute Disqualified Stock if the change of control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.16 hereof and such Capital Stock specifically provides that the Company will not repurchase or redeem (or be required to repurchase or redeem) any such Capital Stock pursuant to such provisions prior to the Company's repurchase of Notes pursuant to Section 4.16 hereof.

            "Disqualified Stock Dividend" of any Person means, for any dividend payable with regard to Disqualified Stock issued by such Person, the amount of such dividend multiplied by a fraction, the numerator of which is one and the denominator of which is one minus the maximum statutory combined federal, state and local income tax rate (expressed as a decimal number between 1 and 0) then applicable to such Person.

            "DTC" means the Depository Trust Company or its successors.

            "Equity Offering" means a public or private equity offering by the Company for cash of Capital Stock, other than an offering of Disqualified Stock.

            "Euroclear" means Morgan Guaranty Trust Company of New York (Brussels Office) as operator of the Euroclear System.

            "Event of Default" has the meaning set forth in Section 6.01(a) hereof.

            "Excess Proceeds" has the meaning set forth in Section 4.11(a) hereof.

            "Excess Proceeds Offer" has the meaning set forth in Section 4.11(c) hereof.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Existing Indebtedness" means all of the Indebtedness of the Company and its Subsidiaries that is outstanding on the date hereof.

            "Fair Market Value" with respect to any asset or property means the sale value that would be obtained in an arm's length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a board resolution (certified by the Secretary or Assistant Secretary of the Company) delivered to the Trustee.

            "GAAP" means generally accepted accounting principles set forth in the opinions and interpretations of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and interpretations of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the date hereof.

            "Global Note" means the global note, without coupons, representing all or a portion of the Notes deposited with the DTC substantially in the form of Exhibit A attached hereto.

            "Hedging Obligations" of any Person means the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement relating to interest rates or foreign exchange rates.

            "Holder" or "Noteholder" means a Person in whose name a Note is registered in the Security Register.

            "Incur" means to, directly or indirectly, create, incur, assume, guarantee, extend the maturity of, or otherwise become liable with respect to any Indebtedness; provided, however, that neither the accrual of interest (whether such interest is payable in cash or kind) nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

            "Indebtedness" of any Person at any date means, without duplication,
(i) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all fixed obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit issued for the benefit of, or surety and performance bonds issued by, such Person in the ordinary course of business, (iv) all obligations of such Person with respect to Hedging Obligations (other than those that fix or cap the interest rate on variable rate Indebtedness otherwise permitted by this Indenture or that fix the exchange rate in connection with Indebtedness denominated in a foreign currency and otherwise permitted by this Indenture),
(v) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, including, without limitation, all conditional sale obligations of such Person and all obligations under any title retention agreement; provided, however, that (a) any obligations described in the foregoing clause (v) which are non-interest bearing and which have a maturity of not more than six months from the date of Incurrence thereof shall not constitute Indebtedness and (b) trade payables and accrued expenses Incurred in the ordinary course of business shall not constitute Indebtedness, (vi) all Capitalized Lease Obligations of such Person, (vii) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (viii) all Indebtedness of others guaranteed by, or otherwise the liability of, such Person to the extent of such guarantee or liability, and (ix) all Disqualified Stock issued by such Person (the amount of Indebtedness represented by any Disqualified Stock will equal the greater of the voluntary or involuntary liquidation preference plus accrued and unpaid dividends). The amount of Indebtedness of any Person at any date will be (a) the outstanding balance at such date of all unconditional obligations as described above, (b) the maximum liability of such Person for any contingent obligations under clause (viii) above and (c) in the case of clause (vii) (if the Indebtedness referred to therein is not assumed by such Person), the lesser of the (A) Fair Market Value of all assets subject to a Lien securing the Indebtedness of others on the date that the Lien attaches and (B) amount of the Indebtedness secured.

            "Indenture" means this Indenture, as amended from time to time in accordance with its terms.

            "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the reasonable judgment of the Company's Board of Directors, (i) qualified to perform the task for which it has been engaged, and (ii) disinterested and independent, in a direct and indirect manner, of the parties to the Affiliate Transaction with respect to which such firm has been engaged.

            "Institutional Accredited Investor" means an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1),(2),(3) or (7) under the Securities Act.

            "Intangible Assets" of the Company means all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights and all other items which would be treated as intangibles on the consolidated balance sheet of the Company and its Restricted Subsidiaries prepared in accordance with GAAP.

            "Interest Expense" of any Person for any period means, without duplication, the aggregate amount of (i) interest which, in conformity with GAAP, would be set opposite the caption "interest expense" or any like caption on an income statement for such Person (including, without limitation, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers' acceptance financing, the net costs associated with Hedging Obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense other than interest and other charges amortized to cost of sales) and includes, with respect to the Company and its Restricted Subsidiaries, without duplication (including duplication of the foregoing items), all interest amortized to cost of sales for such period, and (ii) the amount of Disqualified Stock Dividends recognized by the Company on any Disqualified Stock whether or not paid during such period.

            "Interest Incurred" of any Person for any period means, without duplication, the aggregate amount of (i) interest which, in conformity with GAAP, would be set opposite the caption "interest expense" or any like caption on an income statement for such Person (including, without limitation, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to letters of credit securing financial obligations and bankers' acceptance financing, the net costs associated with Hedging Obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premium, if any, and all other noncash interest expense other than interest and other charges amortized to cost of sales) and includes, with respect to the Company and its Restricted Subsidiaries, without duplication (including duplication of the foregoing items), all interest capitalized for such period, all interest attributable to discontinued operations for such period to the extent not set forth on the income statement under the caption "interest expense" or any like caption, and all interest actually paid by the Company or a Restricted Subsidiary under any guarantee of Indebtedness (including, without limitation, a guarantee of principal, interest or any combination thereof) of any other Person during such period and (ii) the amount of Disqualified Stock Dividends recognized by the Company on any Disqualified Stock whether or not declared during such period.

            "Interest Payment Date" means April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day.

            "Investments" of any Person means all (i) investments by such Person in any other Person in the form of loans, advances or capital contributions,
(ii) guarantees of Indebtedness or other obligations of any other Person by such Person, (iii) purchases (or other acquisitions for consideration) by such Person of Indebtedness, Capital Stock or other securities of any other Person and (iv) other items that would be classified as investments on a balance sheet of such Person determined in accordance with GAAP.

            "Issue Date" means the date the Notes are first issued by the Company and authenticated by the Trustee under this Indenture.

            "Joint Venture Entity" means the joint venture between the Company and Corporacion GEO S.A. de C.V.

            "Legal Holiday" means Saturday, Sunday or a day on which banking institutions in New York, New York, Chicago, Illinois, or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment shall be made at that place on the next succeeding day that is not a Legal Holiday.

            "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or other similar encumbrance of any kind upon or in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including, without limitation, any conditional sale or other title retention agreement, and any lease in the nature thereof, any option or other agreement to sell, and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

            "Material Subsidiary" means any Subsidiary of the Company which accounted for five percent or more of the Consolidated Tangible Assets or Consolidated Cash Flow Available for Fixed Charges of the Company on a consolidated basis for the fiscal year ending immediately prior to any Default or Event of Default.

            "Maturity Date" means April 1, 2008.

            "Net Proceeds" means (i) cash (in U.S. dollars or freely convertible into U.S. dollars) received by the Company or any Restricted Subsidiary from an Asset Sale net of (a) all brokerage commissions, investment banking fees and all other fees and expenses (including, without limitation, fees and expenses of counsel, financial advisors, accountants and investment bankers) related to such Asset Sale, (b) provisions for all income and other taxes measured by or resulting from such Asset Sale of the Company or any of its Restricted Subsidiaries, (c) payments made to retire Indebtedness that was Incurred in accordance with this Indenture and that either (1) is secured by a Lien incurred in accordance with this Indenture on the property or assets sold or (2) is required in connection with such Asset Sale to the extent actually repaid in cash, (d) amounts required to be paid to any Person (other than the Company or a Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (e) appropriate amounts to be provided by the Company or any Restricted Subsidiary thereof, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary thereof, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations or post-closing purchase price adjustments associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee, and (ii) all noncash consideration received by the Company or any of its Restricted Subsidiaries from such Asset Sale upon the liquidation or conversion of such consideration into cash, without duplication, net of all items enumerated in subclauses (a) through
(e) of clause (i) hereof.

            "Net Worth Amount" has the meaning set forth in Section 4.20(a) hereof.

            "Net Worth Offer" has the meaning set forth in Section 4.20(a) hereof.

            "Net Worth Offer Date" has the meaning set forth in Section 4.20(a) hereof.

            "Net Worth Offer Price" has the meaning set forth in Section 4.20(a) hereof.

            "Non-Recourse Indebtedness" with respect to any Person means Indebtedness of such Person for which (i) the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was Incurred within 90 days after the acquisition of such property and (ii) no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness.

            "Notes" means the securities that are issued under this Indenture as amended or supplemented from time to time pursuant to this Indenture.

            "Officer" means the chairman, the chief executive officer, the president, the chief financial officer, the chief operating officer, the chief accounting officer, the treasurer, or any assistant treasurer, the controller, the secretary, any assistant secretary or any vice president of a Person.

            "Officers' Certificate" means a certificate signed by two Officers, one of whom must be the Person's chief executive officer, chief operating officer, chief financial officer or chief accounting officer.

            "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or of any Subsidiary Guarantor or the Trustee.

            "Paying Agent" has the meaning set forth in Section 2.03 hereof.

            "Permitted Investments" of any Person means Investments of such Person in (i) direct obligations of the United States or any agency thereof or obligations guaranteed by the United States or any agency thereof, in each case maturing within 180 days of the date of acquisition thereof, (ii) certificates of deposit maturing within 180 days of the date of acquisition thereof issued by a bank, trust company or savings and loan association which is organized under the laws of the United States or any state thereof having capital, surplus and undivided profits aggregating in excess of $250 million and a Keefe Bank Watch Rating of C of better, (iii) certificates of deposit maturing within 180 days of the date of acquisition thereof issued by a bank, trust company or savings and loan association organized under the laws of the United States or any state thereof other than banks, trust companies or savings and loan associations satisfying the criteria in (ii) above, provided that the aggregate amount of all certificates of deposit issued to the Company at any one time by such bank, trust company or savings and loan association will not exceed $100,000,

(iv) commercial paper given the highest rating by two established national credit rating agencies and maturing not more than 180 days from the date of the acquisition thereof, (v) repurchase agreements or money-market accounts which are fully secured by direct obligations of the United States or any agency thereof and (vi) in the case of the Company and its Subsidiaries, any receivables or loans taken by the Company or a Subsidiary in connection with the sale of any asset otherwise permitted by this Indenture.

            "Permitted Liens" means (i) Liens for taxes, assessments or governmental charges or claims that either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, (ii) statutory Liens of landlords and carriers', warehousemen's, mechanics', suppliers', materialmen's, repairmen's or other Liens imposed by law and arising in the ordinary course of business and with respect to amounts that, to the extent applicable, either (a) are not yet delinquent or (b) are being contested in good faith by appropriate proceedings and as to which appropriate reserves have been established or other provisions have been made in accordance with GAAP, (iii) Liens (other than any Lien imposed by the Employee Retirement Income Security Act of 1974, as amended) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts and other obligations of like nature (exclusive of obligations for the payment of borrowed money), in each case incurred in the ordinary course of business of the Company and its Subsidiaries,

(v) attachment or judgment Liens not giving rise to a Default or an Event of Default and which are being contested in good faith by appropriate proceedings,
(vi) easements, rights-of-way, restrictions and other similar charges or encumbrances not materially interfering with the ordinary course of business of the Company and its Subsidiaries, (vii) zoning restrictions, licenses, restrictions on the use of real property or minor irregularities in title thereto, which do not materially impair the use of such real property in the ordinary course of business of the Company and its Subsidiaries or the value of such real property for the purpose of such business, (viii) leases or subleases granted to others not materially interfering with the ordinary course of business of the Company and its Subsidiaries, (ix) purchase money mortgages (including, without limitation, Capitalized Lease Obligations and purchase money security interests), (x) Liens securing Refinancing Indebtedness; provided that such Liens only extend to assets which are similar to the type of assets securing the Indebtedness being refinanced and such refinanced Indebtedness was previously secured by such similar assets, (xi) Liens securing Indebtedness of the Company and its Restricted Subsidiaries permitted to be incurred under this Indenture; provided that the aggregate amount of Indebtedness secured by Liens (other than Non-Recourse Indebtedness secured by Liens) will not exceed 40 percent of Consolidated Tangible Assets, (xii) any interest in or title of a lessor to property subject to any Capitalized Lease Obligations incurred in compliance with the provisions of this Indenture, (xiii) Liens existing on the date of this Indenture, including, without limitation, Liens securing Existing Indebtedness, (xiv) any option, contract or other agreement to sell an asset; provided such sale is not otherwise prohibited under this Indenture, (xv) Liens securing Non-Recourse Indebtedness of the Company or a Restricted Subsidiary thereof;

provided that such Liens apply only to the property financed out of the net proceeds of such Non-Recourse Indebtedness within 90 days of the incurrence of such Non-Recourse Indebtedness, (xvi) Liens on property or assets of any Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary owing to the Company or one or more Restricted Subsidiaries, (xvii) Liens securing Indebtedness of an Unrestricted Subsidiary, (xviii) any right of a lender or lenders to which the Company or a Restricted Subsidiary may be indebted to offset against, or appropriate and apply to the payment of, such Indebtedness any and all balances, credits, deposits, accounts or monies of the Company or a Restricted Subsidiary with or held by such lender or lenders, (xix) any pledge or deposit of cash or property in conjunction with obtaining surety and performance bonds and letters of credit required to engage in constructing on-site and off-site improvements required by municipalities or other governmental authorities in the ordinary course of business of the Company or any Restricted Subsidiary, (xx) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, (xxi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are customary in the industry and incurred in the ordinary course of business securing Indebtedness under Hedging Obligations and forward contracts, options, futures contracts, futures options or similar agreements or arrangements designed to protect the Company or any of its Subsidiaries from fluctuations in the price of commodities, and (xxii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any of its Subsidiaries in the ordinary course of business.

            "Person" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

            "Preferred Stock" of any Person means all Capital Stock of such Person which has a preference in liquidation or with respect to the payment of dividends.

            "Private Placement Legend" means the legend initially set forth on the Notes in the form set forth on Exhibit A.

            "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

            "Refinancing Indebtedness" means indebtedness that refunds, refinances or extends any Existing Indebtedness or other Indebtedness permitted to be incurred by the Company or its Restricted Subsidiaries pursuant to the terms of this Indenture, but only to the extent that (i) the Refinancing Indebtedness is subordinated to the Notes or the Subsidiary Guarantees, as the case may be, to the same extent as the Indebtedness being refunded, refinanced or extended, if at all, (ii) the Refinancing Indebtedness is scheduled to mature either (a) no earlier than the Indebtedness being refunded, refinanced or extended, or (b) after the maturity date of the Notes, (iii) the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes, (iv) such Refinancing Indebtedness is in an aggregate amount that is equal to or less than the aggregate amount then outstanding under the Indebtedness being refunded, refinanced or extended, (v) such Refinancing Indebtedness is Incurred by the same Person that initially Incurred the Indebtedness being refunded, refinanced or extended, except that the Company may Incur Refinancing Indebtedness to refund, refinance or extend Indebtedness of any Restricted Subsidiary and (vi) such Refinancing Indebtedness is Incurred within 180 days after the Indebtedness being refunded, refinanced or extended is so refunded, refinanced or extended.

            "Registrar" has the meaning set forth in Section 2.03 hereof.

            "Registration Rights Agreement" means the Registration Rights Agreement, dated as of March 25, 1998, by and between the Initial Purchasers, the Company and the Subsidiary Guarantors.

            "Regulation S" means Regulation S promulgated under the Securities Act (including any successor registration thereto) as it may be amended from time to time.

            "Restricted Investment" with respect to any Person means any Investment (other than any Permitted Investment) by such Person in any (i) of its Affiliates, (ii) executive officer or director or any Affiliate of such Person, or (iii) any other Person other than a Restricted Subsidiary; provided, however, that with respect to the Company and its Restricted Subsidiaries, any loan or advance to an executive officer or director of the Company or a Subsidiary will not constitute a Restricted Investment provided such loan or advance is made in the ordinary course of business and, if such loan or advance exceeds $100,000 (other than a readily marketable mortgage loan not exceeding $500,000), such loan or advance has been approved by the Board of Directors of the Company or a disinterested committee thereof. Notwithstanding the above, a Subsidiary Guarantee shall not be deemed a Restricted Investment.

            "Restricted Payment" with respect to any Person means (i) the declaration of any dividend or the making of any other payment or distribution of cash, securities or other property or assets in respect of such Person's Capital Stock (except that a dividend payable solely in Capital Stock (other than Disqualified Stock) of such Person will not constitute a Restricted Payment), (ii) any payment on account of the purchase, redemption, retirement or other acquisition for value of such Person's Capital Stock or any other payment or distribution made in respect thereof (other than payments or distributions excluded from the definition of Restricted Payment in clause (i) above), either directly or indirectly, (iii) any Restricted Investment and (iv) any principal payment, redemption, repurchase, defeasance or other acquisition or retirement of any Indebtedness of any Unrestricted Subsidiary or of Indebtedness of the Company which is subordinated in the right of payment to the Notes or of Indebtedness of a Restricted Subsidiary which is subordinated in right of payment to its Subsidiary Guarantee; provided, however, that with respect to the Company and its Subsidiaries, Restricted Payments will not include (a) any payment described in clause (i), (ii) or (iii) above made to the Company or any of its Restricted Subsidiaries which are Wholly Owned Subsidiaries by any of the Company's Subsidiaries, or (b) any purchase, redemption, retirement or other acquisition for value of Indebtedness or Capital Stock of such Person or its Subsidiaries if the consideration therefor consists solely of Capital Stock (other than Disqualified Stock) of such Person.

            "Restricted Security" has the meaning set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether a Note is a Restricted Security.

            "Restricted Subsidiary" means each of the Subsidiaries of the Company which is not an Unrestricted Subsidiary.

            "Rule 144" means Rule 144 as promulgated under the Securities Act, as such rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

            "Rule 144A" means Rule 144A promulgated under the Securities Act, as such rule may be amended from time to time, or any similar rule (other than Rule
144) or regulation hereafter adopted by the SEC.

            "SEC" means the Securities and Exchange Commission, and any successor thereto.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Security Register" is a register of the Notes and of their transfer and exchange kept by the Registrar.

            "Subsidiary" of any Person means (i) any corporation of which at least a majority of the aggregate voting power of all classes of the Common Equity is directly or indirectly beneficially owned by such Person, and (ii) any entity other than a corporation of which such Person, directly or indirectly, beneficially owns at least a majority of the Common Equity.

            "Subsidiary Guarantee" means the guarantee of the Notes by each Subsidiary Guarantor under the provisions contained herein.

            "Subsidiary Guarantors" means each of (i) Beazer Homes Corp., a Tennessee corporation, Beazer/Squires Realty, Inc., a North Carolina corporation, Beazer Home Sales Arizona Inc., a Delaware corporation, Beazer Realty Corp., a Georgia corporation, Panitz Homes Realty, Inc., a Florida corporation, Beazer Mortgage Corporation, a Delaware corporation, Beazer Homes Holdings Corp., a Delaware corporation, Beazer Homes Texas Holdings, Inc., a Delaware corporation and Beazer Homes Texas, L.P., a Delaware limited partnership, and (ii) each of the Company's Subsidiaries that becomes a guarantor of the Notes pursuant to the provisions contained herein.

            "Successor" has the meaning set forth in Section 5.01(a) hereof.

            "TIA" means the Trust Indenture Act of 1939, as amended.

            "Trust Officer" means any vice president, trust officer or other authorized person of the Trustee assigned by the Trustee to administer its corporate trust matters.

            "Trustee" means the party named as such until a successor replaces such party in accordance with the applicable provisions of this Indenture and thereafter means the successor trustee serving hereunder.

            "U.S. Government Obligations" means direct obligations of the United States for the payment of which the full faith and credit of the United States is pledged.

            "Unrestricted Subsidiary" means United Home Insurance Corp. and each of the Subsidiaries of the Company so designated by a resolution adopted by the Board of Directors of the Company as provided below and provided that (a) neither the Company nor any of its other Subsidiaries (other than Unrestricted Subsidiaries) (1) provides any direct or indirect credit support for any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) or (2) is directly or indirectly liable for any Indebtedness of such Subsidiary, (b) the creditors with respect to Indebtedness for borrowed money of such Subsidiary have agreed in writing that they have no recourse, direct or indirect, to the Company or any other Subsidiary of the Company (other than Unrestricted Subsidiaries), including, without limitation, recourse with respect to the payment of principal or interest on any Indebtedness of such Subsidiary and (c) no default with respect to any Indebtedness of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company and of its other Subsidiaries (other than other Unrestricted Subsidiaries) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity. The Board of Directors of the Company may designate an Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (i) any such redesignation will be deemed to be an Incurrence by the

Company and its Restricted Subsidiaries of the Indebtedness (if any) of such redesignated Subsidiary for purposes of the covenant set forth in Section 4.13(a) hereof as of the date of such redesignation, (ii) immediately after giving effect to such redesignation and the Incurrence of any such additional Indebtedness, the Company and its Restricted Subsidiaries could Incur $1.00 of additional Indebtedness under the Consolidated Fixed Charge Coverage Ratio contained in the covenant set forth in Section 4.13(a) hereof and (iii) the Liens of such Unrestricted Subsidiary could then be incurred in accordance with
Section 4.18 hereof as of the date of such redesignation. Subject to the foregoing, the Board of Directors of the Company also may designate any Restricted Subsidiary to be an Unrestricted Subsidiary; provided that (i) all previous Investments by the Company and its Restricted Subsidiaries in such Restricted Subsidiary (net of any returns previously paid on such Investments) will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the covenant set forth in Section 4.12 hereof, (ii) immediately after giving effect to such designation and reduction of amounts available for Restricted Payments under the covenant set forth in Section 4.12 hereof, the Company and its Restricted Subsidiaries could incur $1.00 of additional Indebtedness under the Consolidated Fixed Charge Coverage Ratio contained in the covenant set forth in Section 4.13(a) hereof and (iii) no Default or Event of Default shall have occurred or be continuing. Any such designation or redesignation by the Board of Directors of the Company will be evidenced to the Trustee by the filing with the Trustee of a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation or redesignation and an Officers' Certificate certifying that such designation or redesignation complied with the foregoing conditions and setting forth the underlying calculations.

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness or portion thereof, at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including, without limitation, payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment by (ii) the sum of all such payments described in clause (a) above.

            "Wholly Owned Subsidiary" of any Person means (i) a Subsidiary, of which 100 percent of the Common Equity (except for directors' qualifying shares or certain minority interests owned by other Persons solely due to local law requirements that there be more than one stockholder, but which interest is not in excess of what is required for such purpose) is owned directly by such Person or through one or more other Wholly Owned Subsidiaries of such Person, or (ii) any entity other than a corporation in which such Person, directly or indirectly, owns all of the Common Equity of such entity.

            "Working Capital Facilities" means, collectively, the Bank Credit Facility and one or more other facilities among the Company, as borrower thereunder, any Subsidiary Guarantor and one or more lenders pursuant to which the Company may Incur Indebtedness for working capital purposes or to finance the acquisition, holding or development of property by the Company and the Restricted Subsidiaries (including the financing of any related interest reserve), as any such facility may be amended, restated, supplemented or otherwise modified from time to time, and includes any agreement extending the maturity of, or restructuring (including, without limitation, the inclusion of additional borrowers thereunder that are Unrestricted Subsidiaries), all or any portion of the Indebtedness under such facility or any successor facilities and includes any facility with one or more lenders refinancing or replacing all or any portion of the Indebtedness under such facility or any successor facility.

Section 1.03. Incorporation by Reference of TIA.

            Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture.

            All terms used in this Indenture that are defined in the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.


ARTICLE 2

                                 THE SECURITIES


Section 2.01. Dating; Incorporation of Form in Indenture.

            The Notes and the Subsidiary Guarantees shall be substantially in the form of Exhibit A which is incorporated in and made part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company may use "CUSIP" numbers in issuing the Notes. The Company shall approve the form of the Notes.

            Without limiting the generality of the foregoing, Notes offered and sold to QIBs in reliance on Rule 144A ("Rule 144A Notes") shall bear the Private Placement Legend and include the form of assignment set forth in Exhibit C-1, Notes offered and sold in offshore transactions in reliance on Regulation S ("Regulation S Notes") shall bear the Private Placement Legend and include the form of assignment set forth in Exhibit C-2, and Notes offered and sold to Institutional Accredited Investors in transactions exempt from registration under the Securities Act not made in reliance upon Rule 144A or Regulation S ("Other Notes") may be represented by the Restricted Global Note or, if such an investor may not hold an interest in the Restricted Global Note, a physical note ("Physical Note") in each case bearing the Private Placement Legend. Each Note shall be dated the date of its authentication.

            The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

Section 2.02. Execution and Authentication.

            The Notes shall be executed on behalf of the Company by two Officers of the Company or an Officer and an Assistant Secretary of the Company. Such signature may be either manual or facsimile. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Notes and may be in facsimile form.

            If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

            A Note shall not be valid until the Trustee manually signs the certificate of authentication on the Note. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

            The Trustee or an authenticating agent shall authenticate Notes for original issue in the aggregate principal amount not to exceed $200,000,000 in one or more series upon a request from the Company (a "Company Request"), provided the aggregate principal amount of initial Notes on the Issue Date is $100,000,000. After the Issue Date additional Notes may be issued from time to time subject to the limitations set forth in Section 4.13. The aggregate principal amount of Notes outstanding at any time may not exceed $200,000,000 except as provided in Section 2.07 hereof. Upon receipt of a Company Request, the Trustee shall authenticate an additional series of Notes in an aggregate principal amount not to exceed $200,000,000 for issuance in exchange for all Notes previously issued pursuant to an exchange offer registered under the Securities Act ("Exchange Notes"). Exchange Notes may have such distinctive series designation as and such changes in the form thereof as are specified in the Company Request referred to in the preceding sentence. The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

            In the event that the Company shall issue and the Trustee shall authenticate any Notes issued under this Indenture subsequent to the Issue Date pursuant to the immediately preceding paragraph, the Company shall use its reasonable efforts to obtain the same "CUSIP" number for such Notes as is printed on the Notes outstanding at such time; provided, however, that if any series of Notes issued under this Indenture subsequent to the Issue Date is determined by the Company to be a different class of security than the Notes outstanding at such time for federal income tax purposes, the Company may obtain a "CUSIP" number for such Notes that is different than the "CUSIP" number printed on the Notes then outstanding.

            Notwithstanding the foregoing, all Notes issued under this Indenture shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

            The Trustee may appoint an authenticating agent to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same right as an Agent to deal with the Company or an Affiliate.

Section 2.03. Registrar and Paying Agent.

            The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar"), an office or agency located in the Borough of Manhattan, City of New York, State of New York where Notes may be presented for payment ("Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. Neither the Company nor any Affiliate may act as Paying Agent. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Noteholder.

            The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such. The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

Section 2.04. Paying Agent to Hold Money in Trust.

            On or before each due date of the principal of and interest on any Notes, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal and interest so becoming due. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and the Trustee, may at any time during the continuance of any Payment Default, upon written request to a Paying Agent, require such Paying Agent to forthwith pay to the Trustee all sums so held in trust by such Paying Agent together with a complete accounting of such sums. Upon doing so, the Paying Agent shall have no further liability for the money.

Section 2.05. Noteholder Lists.

            The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each March 15 and September 15 in each year, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

Section 2.06. Transfer and Exchange.

            Subject to Sections 2.14 and 2.15, when a Note is presented to the Registrar with a request to register the transfer thereof, the Registrar shall register the transfer as requested if the requirements of applicable law are met and, when Notes are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall make the exchange as requested provided that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by the holder thereof or his attorney duly authorized in writing. To permit transfers and exchanges, upon surrender of any Note for registration of transfer at the office or agency maintained pursuant to Section 2.03 hereof, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's request. Any exchange or transfer shall be without charge, except that the Company may require payment by the holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Sections 2.09,
3.06 or 10.05 hereof. The Trustee shall not be required to register transfers of Notes or to exchange Notes for a period of 15 days before selection of any Notes to be redeemed. The Trustee shall not be required to exchange or register transfers of any

Notes called or being called for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

            Any holder of the Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry.

Section 2.07. Replacement Notes.

            If a mutilated Note is surrendered to the Trustee or if the holder of a Note presents evidence to the satisfaction of the Company and the Trustee that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. An indemnity bond may be required by the Company or the Trustee that is sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. In every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or the theft of such Note and the ownership thereof. The Company and the Trustee may charge for its expenses in replacing a Note. Every replacement Note is an additional obligation of the Company.

Section 2.08. Outstanding Notes.

            Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section
2.08 as not outstanding.

            If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding until the Company and the Trustee receive proof satisfactory to each of them that the replaced Note is held by a bona fide purchaser.

            If a Paying Agent holds on a Redemption Date or Maturity Date money sufficient to pay the principal of, premium, if any, and accrued interest on Notes payable on that date, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

            Subject to Section 12.17, a Note does not cease to be outstanding solely because the Company or an Affiliate holds the Note.

Section 2.09. Temporary Notes.

            Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form, and shall carry all rights, of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes presented to it.

Section 2.10. Cancellation.

            The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee shall cancel and destroy or return to the Company in accordance with its normal practice, all Notes surrendered for transfer, exchange, payment or cancellation unless the Company instructs the Trustee in writing to deliver the Notes to the Company. Subject to Section 2.07 hereof, the Company may not issue new Notes to replace Notes in respect of which it has previously paid all principal, premium and interest accrued thereon, or delivered to the Trustee for cancellation.

Section 2.11. Defaulted Interest.

            If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted amounts, plus any interest payable on defaulted amounts pursuant to Section 4.01 hereof, to the persons who are Noteholders on a subsequent special record date. The Company shall fix the special record date and payment date in a manner satisfactory to the Trustee and provide the Trustee at least 20 days notice of the proposed amount of default interest to be paid and the special payment date. At least 15 days before the special record date, the Company shall mail or cause to be mailed to each Noteholder at his address as it appears on the Notes register maintained by the Registrar a notice that states the special record date, the payment date (which shall be not less than five nor more than ten days after the special record date), and the amount to be paid. In lieu of the foregoing procedures, the Company may pay defaulted interest in any other lawful manner satisfactory to the Trustee.

Section 2.12. Deposit of Moneys.

            Prior to 11:00 a.m., New York City time, on each Interest Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the holders on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole holder of the Global Notes represented thereby. The principal and interest on Notes in certificated form shall be payable at the office of the Paying Agent.

Section 2.13. CUSIP Number.

            The Company in issuing the Notes may use one or more "CUSIP" numbers, and if so, the Trustee shall use the appropriate CUSIP number(s) in notices of redemption or exchange as a convenience to holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number(s) printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.

Section 2.14. Book-Entry Provisions for Global Notes.

            (a) Rule 144A Notes and Other Notes which may be held in global form, other than Regulation S Notes, initially shall be represented by one or more notes in registered, global form without interest coupons (collectively, the "Restricted Global Note"). Regulation S Notes initially shall be represented by one global note in registered form without interest coupons (collectively, the "Regulation S Global Note," and, together with the Restricted Global Note, the "Global Notes"). The Global Notes initially shall (i) be registered in the name of The Depository Trust Company (the "Depository") or the nominee of the Depository, in each case for credit to an account of an Agent Member (as defined below); (ii) be delivered to the Trustee as custodian for the Depository; and (iii) bear legends as set forth in Exhibit B.

            Members of, or direct or indirect participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Notes, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note.

            (b) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged for Physical Notes upon receipt by the Trustee of written instructions from the Depository or its nominee on behalf of any beneficial owner and in accordance with the rules and procedures of the Depository and the provisions of
Section 2.15. In addition, a Global Note shall be exchangeable for Physical Notes if (i) the Depository (x) notifies the Company that it is unwilling or unable to continue as depository for such Global Note and the Company thereupon fails to appoint a successor depository or (y) has ceased to be a clearing agency registered under the Exchange Act; (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of such Physical Notes or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures).

            (c) In connection with any transfer or exchange of a portion of the beneficial interest in any Global Note to beneficial owners pursuant to paragraph (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall upon receipt of a written order from the Company authenticate and make available for delivery, one or more Physical Notes of like tenor and amount.

            (d) In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

            (e) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b), (c) or
(d) shall, except as otherwise provided by paragraphs (a)(i)(x); and (c) of
Section 2.15, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in Exhibit A.

            (f) On or prior to the 40th-day after the later of the commencement of the offering of the Notes represented by the Regulation S Global Note and the issue date of such Notes (such period through and including such 40th day, the "Restricted Period"), a beneficial interest in a Regulation S Global Note may be transferred to a Person who takes delivery in the form of an interest in the corresponding Restricted Global Note only upon receipt by the Trustee of a written certification from the transferor to the effect that such transfer is being made (i)(a) to a Person whom the transferor reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A or (b) pursuant to another exemption from the registration requirements under the Securities Act which is accompanied by an opinion of counsel regarding the availability of such exemption and (ii) in accordance with all applicable securities laws of any state of the United States or any other jurisdiction.

            (g) Beneficial interests in the Restricted Global Note may be transferred to a Person who takes delivery in the form of an interest in the Regulation S Global Note, whether before or after the expiration of the Restricted Period, only if the transferor first delivers to the Trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S or Rule 144 (if available) and that, if such transfer occurs prior to the expiration of the Restricted Period, the interest transferred will be held immediately thereafter through Euroclear or CEDEL.

            (h) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become an interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other Global Note for as long as it remains such an interest.

            (i) The holder of any Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Notes.

Section 2.15. Special Transfer Provisions.

            (a) Transfers to Non-QIB Institutional Accredited Investors and Non-U.S. Persons. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

      (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after March 20, 1999 or (y) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of Exhibit D hereto or (2)in the case of a transfer to a Non-U.S. Person (including a QIB), the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit E hereto; and

      (ii) if the proposed transferor is an Agent Member holding a beneficial interest in a Global Note, upon receipt by the Registrar of (x) the certificate, if any, required by paragraph (i) above; and (y) instructions given in accordance with the Depository's and the Registrar's procedures, whereupon (a) the Registrar shall reflect on its books and records the date; and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of a Global Note in an amount equal to the principal amount of the beneficial interest in a Global Note to be transferred; and (b) the Company shall execute and the Trustee shall authenticate and make available for delivery one or more Physical Notes of like tenor and amount.

            (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

      (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

      (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

            (c) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstances contemplated by paragraph (a)(i)(x) of this Section
2.15 exist; (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act.

            (d) General. By its acceptance of any Note bearing the Private Placement Legend, each holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private

Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

            The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.14 or this Section 2.15. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.


ARTICLE 3

                               OPTIONAL REDEMPTION


Section 3.01. Notices to Trustee.

            In the event the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it will notify the Trustee in writing, at least 15 days but not more than 60 days before mailing of a notice of a redemption date, of the redemption date and the principal amount of Notes to be redeemed.

Section 3.02. Selection of Notes To Be Redeemed.

            (a) In the event less than all of the Notes are to be redeemed, the Trustee will select the Notes to be redeemed pro rata or by lot or by any other method the Trustee deems fair and appropriate but only in integral multiples of $1,000. The particular Notes to be redeemed will be selected, unless otherwise provided herein, not less than 20 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

            (b) The Trustee will promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed but not in integral multiples of less than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

Section 3.03. Notices to Holders.

            (a) At least 15 days but not more than 60 days before a redemption date, the Company will mail a notice to each Holder whose Notes are to be redeemed.

            (b) The notice will identify the Notes to be redeemed and will state:

      (i) the redemption date;

      (ii) the redemption price;

      (iii) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

      (iv) the name and address of the Paying Agent;

      (v) that Notes called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the redemption price;

      (vi) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

      (vii) the paragraph of the Notes pursuant to which the Notes are being redeemed;

      (viii) the aggregate principal amount of Notes that are being redeemed;
and

      (ix) the information required to be included in such notice pursuant to
Section 2.13 hereof, if applicable.

            (c) At the Company's written request, the Trustee will give the notice required in this Section 3.03 in the Company's name and at its expense.

Section 3.04. Effect of Notice of Redemption.

            Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date at the redemption price and, subject to Section 3.05(b) hereof, interest on such Notes ceases to accrue on and after the redemption date.

Section 3.05. Deposit of Redemption Price.

            (a) At least one Business Day prior to the redemption date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, and accrued and previously unpaid interest on, all Notes to be redeemed on that date, and the Trustee will remit the redemption price to Holders entitled thereto. Subject to Section 9.03 hereof, the Trustee or the Paying Agent will return to the Company any money not required for that purpose.

            (b) If the Company complies with Section 3.05(a) hereof, interest on the Notes or portions thereof to be redeemed (whether or not such Notes are presented for payment) will cease to accrue on the applicable redemption date. If any Note called for redemption is not so paid upon surrender because of the failure of the Company to comply with Section 3.05(a) hereof, then interest will be paid on the unpaid principal from the redemption date until such principal is paid and on any interest not paid on such unpaid principal, in each case, at the rate provided in the Notes and in Section 4.01(b) hereof.

Section 3.06. Notes Redeemed in Part.

            Upon surrender of a Note that is redeemed in part, the Company will issue and the Trustee will authenticate and, for so long as a Subsidiary Guarantee of a Subsidiary Guarantor shall be in effect in accordance with this Indenture and such Subsidiary Guarantee, such Subsidiary Guarantor shall endorse its respective Subsidiary Guarantee thereon for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07. Optional Redemption.

            The Company may redeem all or any portion of the Notes at any time and from time to time on or after April 1, 2003 at the following redemption prices (expressed in percentages of the principal amount thereof) together, in each case, with accrued and unpaid interest to the date fixed for redemption, if redeemed during the 12-month period beginning on April 1 of each year indicated below:

           Year                                        Percentage
           ----                                        ----------
           2003                                        104.438%
           2004                                        102.958%
           2005                                        101.479%
           2006 and thereafter                         100.000%

            In addition, on or prior to April 1, 2001, the Company may, at its option, redeem up to 35% of the outstanding Notes with the net proceeds of an Equity Offering at 108.875% of the principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for redemption; provided that at least $65 million principal amount of the Notes remain outstanding after such redemption.

ARTICLE 4

                                    COVENANTS

Section 4.01. Payment of Notes.

            (a) The Company will pay the principal of, and interest on, the Notes on the dates and in the manner provided herein and in the Notes. In the event the

Company is not the Paying Agent, principal and interest will be considered paid on the date due if the Trustee or Paying Agent holds on that date money deposited by the Company designated for and sufficient to pay all principal and interest then due. In the event the Company or any of its Subsidiaries is the Paying Agent, principal and interest will be considered paid on the date actual payment is mailed to the Holders entitled to such payments.

            (b) The Company will pay interest on overdue principal at the rate equal to 1% per annum in excess of the per annum interest rate on the Notes to the extent lawful; the Company shall pay interest on overdue installments of interest at the same rate as is payable on overdue principal to the extent lawful.

Section 4.02. Maintenance of Office or Agency.

            (a) Pursuant to the provisions of Section 2.03 hereof, the Company will maintain, in New York, New York, an office or agency (which may be an office of the Trustee or the Registrar) where Notes and the Subsidiary Guarantees may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company or any Subsidiary Guarantor in respect of the Notes, the Subsidiary Guarantees and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

            (b) The Company may also from time to time designate one or more other offices or agencies where the Notes and the Subsidiary Guarantees may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in New York, New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

            (c) The Company hereby designates the corporate trust office of the Trustee set forth in Section 12.02 as such office of the Company.

Section 4.03. SEC Reports; Financial Statements.

            (a) As long as the Notes are outstanding, whether or not the Company or the Subsidiary Guarantors are subject to Section 13 or 15(d) of the Exchange Act, the Company shall file or cause to be filed with the SEC the quarterly and annual reports and information, documents and other reports with respect to the Company and the Subsidiary Guarantors, if any, which the Company or the Subsidiary Guarantors would have been required to file with the SEC pursuant to such Sections 13 and 15(d) if the Company or the Subsidiary Guarantors were so subject. Such documents are to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company shall also in any event (x) within 15 days after each Required Filing Date deliver to the Trustee and mail to each Holder copies of the quarterly or annual reports and of the information, documents and other reports with respect to the Company and the Subsidiary

Guarantors, if any, which the Company and the Subsidiary Guarantors would have been required to file with the SEC pursuant to Sections 13 and 15(d) of the Exchange Act if the Company or the Subsidiary Guarantors were subject to such Sections and (y) if filing such documents by the Company with the SEC is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Holder.

            (b) The Company and each Subsidiary Guarantor will also comply with the other provisions of TIA ss. 314(a).

Section 4.04. Money for Security Payments To Be Held in Trust.

            (a) In the event the Company or any Restricted Subsidiary will at any time act as Paying Agent, it will, not less than one Business Day before each due date of the principal of or interest on any of the Notes, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums will be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure to so act.

            (b) In the event the Company or any Restricted Subsidiary is not acting as Paying Agent, the Company will, not less than one Business Day before each due date of the principal of or interest on any Notes, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and, unless such Paying Agent is the Trustee, the Company will promptly notify the Trustee of such action or any failure to so act.

            (c) In the event the Company is not acting as Paying Agent, the Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent will agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

      (i) hold all sums held by it for the payment of the principal of or interest on Notes in trust for the benefit of the Holders and the Trustee entitled thereto until such sums will be paid to such Persons or otherwise disposed of as herein provided;

      (ii) give the Trustee notice of any Default by the Company in the making of any payment of principal or interest on the Notes;

      (iii) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

      (iv) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and disabilities of such Paying Agent.

Section 4.05. Compliance Certificate.

            (a) The Company will deliver to the Trustee, within 60 days after the end of each of the first three fiscal quarters and within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries has been made under the supervision of the signing Officers with a view to determining whether the Company and each of the Subsidiary Guarantors has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such officer signing such certificate, that, to the best of his knowledge, the Company and each of the Subsidiary Guarantors has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action the Company and each of the Subsidiary Guarantors is taking or proposes to take with respect thereto). The first certificate to be delivered pursuant to this Section 4.05(a) shall be for the fiscal quarter ending March 31, 1998.

            (b) The Company will give prompt written notice to the Trustee of the occurrence of any Default or Event of Default and any other development, financial or otherwise, which might materially affect its business, properties or affairs or the ability of the Company to perform its obligations hereunder.

Section 4.06. Corporate Existence, etc.

            Subject to the provisions of Article 5 hereof, each of the Company and each of the Subsidiary Guarantors will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory), licenses and franchises of the Company and each of the Subsidiary Guarantors, except in such cases where a failure to do so would not in the judgment of management of the Company have a material adverse effect on the business, prospects, assets or financial condition of the Company and its Restricted Subsidiaries taken as a whole and would not have a materially adverse impact on the Holders as such.

Section 4.07. Payment of Taxes and Other Claims.

            The Company and each of the Subsidiary Guarantors will pay or discharge or cause to be paid or discharged, before the same will become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary Guarantor, as the case may be, or upon the income, profits or property of the Company or any Subsidiary Guarantor, as the case may be, other than any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made in accordance with GAAP and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien (other than a Permitted
Lien) upon the property of the Company or any Subsidiary Guarantor, as the case may be, in each case except to the extent the failure to do so would not have, in the judgment of management of the Company, a material adverse effect on the Company and its Restricted Subsidiaries taken as a whole.

Section 4.08. Insurance.

            The Company will maintain and will cause each of its Restricted Subsidiaries to maintain (either in the name of the Company or in such Restricted Subsidiary's own name) with third party insurance companies or pursuant to self-insurance, (i) insurance on all their respective properties,
(ii) public liability insurance against claims for personal injury or death as a result of the use of any products sold by it and (iii) insurance coverage against other business risks, in each case, in at least such amounts and against at least such other risks (and with such risk retention) as are usually and prudently insured against in the same general area by companies engaged in the same or a similar business.

Section 4.09. Stay, Extension and Usury Laws.

            Each of the Company and each of the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the Company's or any Subsidiary Guarantor's obligation to pay the Notes or the Subsidiary Guarantees and each of the Company and each of the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law insofar as such law applies to the Notes or the Subsidiary Guarantees, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.10. Maintenance of Properties.

            Each of the Company and the Subsidiary Guarantors will take reasonable action to maintain in appropriate condition each of its principal properties which in the judgment of management of the Company is essential to the business operations of the Company and its Subsidiaries taken as a whole and the loss of which would have a material adverse effect on the financial condition of the Company and its Subsidiaries taken as a whole. Nothing contained in this Section 4.10 will prevent or restrict the sale, abandonment or other disposition of any property which management deems advisable.

Section 4.11. Disposition of Proceeds of Asset Sales.

            (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Asset Sale unless (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value for the shares or assets sold or otherwise disposed of; provided that the aggregate Fair Market Value of the consideration received from any Asset Sale that is not in the form of cash or cash equivalents (in U.S. dollars or freely convertible into U.S. dollars) will not, when aggregated with the Fair Market Value of all other noncash consideration received by the Company and its Restricted Subsidiaries from all previous Asset Sales since the date hereof that has not been converted into cash or cash equivalents (in U.S. dollars or freely convertible into U.S. dollars), exceed five percent of the Consolidated Tangible Net Assets of the Company at the time of the Asset Sale under consideration, and (ii) the Company will apply or will cause one or more of its Restricted Subsidiaries to apply an amount equal to the aggregate Net Proceeds received by the Company or any Restricted Subsidiary from all Asset Sales occurring subsequent to the date hereof as follows: (A) to repay any outstanding Indebtedness of the Company that is not subordinated to the Notes or other Indebtedness of the Company, or to the payment of any Indebtedness of any Restricted Subsidiary that is not subordinated to the Subsidiary Guarantee of such Restricted Subsidiary, in each case within one year after such Asset Sale; or (B) to acquire properties and assets that will be used in the businesses of the Company and its Restricted Subsidiaries existing on the date of this Indenture within one year after such Asset Sale, provided, however, that (x) in the case of applications contemplated by clause (ii)(A) the payment of such Indebtedness will result in a permanent reduction in committed amounts, if any, under the Indebtedness repaid at least equal to the amount of the payment made, (y) in the case of applications contemplated by clause (ii)(B), the Board of Directors has, within such one year period, adopted in good faith a resolution committing such Net Proceeds to such use and (z) none of such Net Proceeds shall be used to make any Restricted Payment. The amount of such Net Proceeds neither used to repay the Indebtedness described above nor used or invested as set forth in the preceding sentence constitutes "Excess Proceeds." Notwithstanding the above, any Asset Sale that is subject to Section 5.01 hereof will not be subject to this Section 4.11 hereof.

            (b) Notwithstanding Section 4.11(a) hereof, to the extent the Company or any of its Restricted Subsidiaries receives securities or other noncash property or assets as proceeds of an Asset Sale, the Company will not be required to make any application of such noncash proceeds required by Section 4.11(a) hereof until it receives cash or cash equivalent proceeds from a sale, repayment, exchange, redemption or retirement of or extraordinary dividend or return of capital on such noncash property. Any amounts deferred pursuant to the preceding sentence will be applied in accordance with Section 4.11(a) hereof when cash or cash equivalent proceeds are thereafter received from a sale, repayment, exchange, redemption or retirement of or extraordinary dividend or return of capital on such noncash property.

            (c) When the aggregate amount of Excess Proceeds equals $10,000,000 or more, the Company will so notify the Trustee in writing by delivery of an Officers' Certificate and will offer to purchase from all Holders (an "Excess Proceeds Offer"), and will purchase from Holders accepting such Excess Proceeds Offer on the date fixed for the closing of such Excess Proceeds Offer (the

"Asset Sale Offer Date"), the maximum principal amount (expressed as a multiple of $1,000) of Notes plus accrued and unpaid interest thereon, if any, to the Asset Sale Offer Date that may be purchased and paid, as the case may be, out of the Excess Proceeds, at an offer price (the "Asset Sale Offer Price") in cash in an amount equal to 100 percent of the principal amount thereof plus accrued and unpaid interest, if any, to the Asset Sale Offer Date, in accordance with the procedures set forth in this Section 4.11. To the extent that the aggregate amount of Notes tendered pursuant to an Excess Proceeds Offer is less than the Excess Proceeds relating thereto, then the Company may use such Excess Proceeds, or a portion thereof, for general corporate purposes in the business of the Company and its Restricted Subsidiaries existing on the date of this Indenture. Upon completion of an Excess Proceeds offer, the amount of Excess Proceeds will be reset at zero.

            (d) Within 30 days after the date on which the amount of Excess Proceeds equals $10,000,000 or more, the Company (with Notice to the Trustee) or the Trustee at the Company's request (and at the expense of the Company) will send or cause to be sent by first-class mail to all Persons who were Holders on the date such Excess Proceeds equaled $10,000,000, at their respective addresses appearing in the Security Register, a notice of such occurrence and of such Holders' rights arising as a result thereof. Such notice will contain all instructions and materials necessary to enable Holders to tender their Notes to the Company. Such notice, which will govern the terms of the Excess Proceeds Offer, will state:

      (i) that the Excess Proceeds Offer is being made pursuant to this Section
4.11 and the length of time such Excess Proceeds Offer will remain open;

      (ii) that the Holder has the right to require the Company to repurchase such Holder's Notes at the Asset Sale Offer Price;

      (iii) that any Note not tendered will continue to accrue interest;

      (iv) that any Note accepted for payment pursuant to the Excess Proceeds Offer will cease to accrue interest on the Asset Sale Offer Date;

      (v) that the Asset Sale Offer Date will be no earlier than 45 days nor later than 60 days from the date such notice is mailed;

      (vi) that Holders electing to have a Note purchased pursuant to any Excess Proceeds Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to termination of the Excess Proceeds Offer;

      (vii) that Holders will be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Excess Proceeds Offer, or such longer period as may be required by law, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have the Note purchased;

      (viii) that Holders whose Notes are purchased only in part will be issued Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and

      (ix) information concerning the details of the Excess Proceeds Offer and the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (A) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Sales otherwise described in the offering materials relating to the Excess Proceeds Offer (or corresponding successor reports) (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required pursuant to Section 4.03 hereof); provided that the Company may at its option incorporate by reference any such filed reports in the notice, (B) a description of material developments in the Company's business subsequent to the date of the latest of such reports and (C) if material, appropriate pro forma financial information.

            (e) In the event the aggregate principal amount of Notes surrendered by Holders together with accrued interest thereon exceeds the amount of Excess Proceeds, the Company will select the Notes to be purchased on a pro rata basis from all Notes so surrendered, with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased. To the extent that the Excess Proceeds remaining are less than $1,000, the Company may use such Excess Proceeds for general corporate purposes. Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

            (f) Not later than one Business Day after the Asset Sale Offer Date in connection with which the Excess Proceeds offer is being made, the Company will (i) accept for payment Notes or portions thereof tendered pursuant to the Excess Proceeds Offer (on a pro rata basis if required), (ii) deposit with the Paying Agent money sufficient, in immediately available funds, to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver to the Paying Agent an Officers' Certificate identifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent will promptly mail or deliver to Holders so accepted payment in an amount equal to the Asset Sale Offer Price of the Notes purchased from each such Holder, and the Company will execute and upon receipt of an Officers' Certificate of the Company the Trustee will promptly authenticate and mail or deliver to such Holder a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof. The Company will publicly announce the results of the Excess Proceeds Offer promptly after the Asset Sale Offer Date. For purposes of this clause M, the Company will choose a Paying Agent which will not be the Company or a Subsidiary thereof.

            (g) Any Excess Proceeds Offer will be conducted by the Company in compliance with applicable law, including, without limitation, Section 14(e) of the Exchange Act and Rule 14e -1 thereunder, if applicable.

            (h) Whenever Excess Proceeds are received by the Company, and prior to the allocation of such Excess Proceeds pursuant to this Section 4.11, such Excess Proceeds will be set aside by the Company in a separate account to be held in trust for the benefit of the Holders; provided, however, that in the event the Company will be unable to set aside such Excess Proceeds in a separate account because of provisions of applicable law or of the Working Capital Facilities, the Company will not be required to set aside such Excess Proceeds.

            (i) Notwithstanding the foregoing, an Excess Proceeds Offer may be made by one or more Restricted Subsidiaries in lieu of the Company.

Section 4.12. Limitations on Restricted Payments.

            (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, make any Restricted Payment, directly or indirectly, after the date hereof if at the time of such Restricted Payment:

      (i) the amount of such proposed Restricted Payment (the amount of such Restricted Payment, if other than in cash, will be determined in good faith by a majority of the disinterested members of the Board of Directors of the Company), when added to the aggregate amount of all Restricted Payments declared or made after the date hereof, exceeds the sum of: (1) $50,000,000 plus (2) 50 percent of the Company's Consolidated Net Income accrued during the period (taken as a single period) commencing January 1, 1998 and ending on the last day of the fiscal quarter immediately preceding the fiscal quarter in which the Restricted Payment is to occur (or, if such aggregate Consolidated Net Income is a deficit, minus 100 percent of such aggregate deficit), plus (3) the net cash proceeds derived from the issuance and sale of Capital Stock of the Company and its Restricted Subsidiaries that is not Disqualified Stock (other than a sale to a Subsidiary of the Company) after the date hereof, plus (4) 100 percent of the principal amount of, or, if issued at a discount, the accreted value of, any Indebtedness of the Company or a Restricted Subsidiary which is issued (other than to a Subsidiary of the Company) after the date hereof that is converted into or exchanged for Capital Stock of the Company that is not Disqualified Stock, plus (5) 100 percent of the aggregate amounts received by the Company or any Restricted Subsidiary from the sale, disposition or liquidation (including by way of dividends) of any Investment (other than to any Subsidiary of the Company and other than to the extent sold, disposed of or liquidated with recourse to the Company or any of its Subsidiaries or to any of their respective properties or assets) but only to the extent (x) not included in Section 4.12(a)(i)(2) above and (y) that the making of such Investment constituted a permitted Restricted Investment, plus (6) 100 percent of the principal amount of, or if issued at a discount the accreted value of, any Indebtedness or other obligation that is the subject of a guarantee by the Company which is released (other than due to a payment on such guarantee) after the date hereof, but only to the extent that the granting of such guarantee constituted a permitted Restricted Payment under the definition set forth in
Section 1.02 hereof; or

      (ii) the Company would be unable to Incur $1.00 of additional Indebtedness under the Consolidated Fixed Charge Coverage Ratio contained in the covenant set forth in Section 4.13(a) hereof; or

      (iii) a Default or Event of Default has occurred and is continuing or occurs as a consequence thereof.

            (b) Notwithstanding the foregoing, the provisions of this Section
4.12 will not prevent: (i) the payment of any dividend within 60 days after the date of declaration thereof if the payment thereof would have complied with the limitations of this Indenture on the date of declaration, provided that (x) such dividend will be deemed to have been paid as of its date of declaration for the purposes of this Section 4.12 and (y) at the time of payment of such dividend no other Default or Event of Default shall have occurred and be continuing or would result therefrom; (ii) the retirement of shares of the Company's Capital Stock or the Company's or a Restricted Subsidiary of the Company's Indebtedness for, or out of the net proceeds of a substantially concurrent sale (other than a sale to a Subsidiary of the Company) of, other shares of its Capital Stock (other than Disqualified Stock), provided that the proceeds of any such sale will be excluded in any computation made under Section 4.12(a)(i)(3) above; (iii) the redemption, repurchase, defeasance or retirement for value of Indebtedness, including premium, if any, with the proceeds of Refinancing Indebtedness; (iv) payments or distributions pursuant to or in connection with a merger, consolidation or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company or any Subsidiary Guarantor or (v) Investments in the Joint Venture Entity in an aggregate amount not to exceed $6.0 million.

Section 4.13. Limitations on Additional Indebtedness.

            (a) The Company will not, and will not cause or permit any of its Subsidiaries, directly or indirectly, to, Incur any Indebtedness (other than Indebtedness between the Company and its Restricted Subsidiaries which are Wholly Owned Subsidiaries or among such Restricted Subsidiaries which are Wholly Owned Subsidiaries) including Acquisition Indebtedness, unless, after giving effect thereto and the application of the proceeds therefrom, either (i) the Company's Consolidated Fixed Charge Coverage Ratio on the date thereof would be at least 2.0 to 1.0 or (ii) the ratio of Indebtedness of the Company and the Restricted Subsidiaries to Consolidated Tangible Net Worth is less than 2.25 to 1.

            (b) Notwithstanding the foregoing, the provisions of this Indenture will not prevent: (i) the Company from Incurring (A) Refinancing Indebtedness,
(B) Non-Recourse Indebtedness, (C) Indebtedness evidenced by the Notes issued on the Issue Date or the Exchange Notes, (D) Indebtedness Incurred under Working Capital Facilities not to exceed the greater of $75,000,000 or 15% of Consolidated Tangible Assets; (ii) Unrestricted Subsidiaries from Incurring Indebtedness; (iii) any Subsidiary Guarantee of Indebtedness of the Company under the Notes; (iv) the Company and its Restricted Subsidiaries from Incurring Indebtedness under any deposits made to secure performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress statements, government contracts and other obligations of like nature (exclusive of the obligation for the payment of borrowed money) and (v) the Company and its Restricted Subsidiaries from guaranteeing Indebtedness of the Joint Venture Entity in an amount not to exceed $6.0 million less the amount of all other Investments made by the Company and its Restricted Subsidiaries in the Joint Venture Entity, in each case Incurred in the ordinary course of business of the Company or the Restricted Subsidiary.

            (c) The Company shall not, and the Company will not cause or permit any Subsidiary Guarantor that is a Restricted Subsidiary to, directly or indirectly, in any event Incur any Indebtedness that purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company or of such Subsidiary Guarantor, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such

Indebtedness) made expressly subordinated to the Notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company or such Subsidiary Guarantor, as the case may be.

            (d) For purposes of determining compliance with this Section 4.13, in the event an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section 4.13, the Company, in its sole discretion, shall classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses.

Section 4.14. Restrictions on Restricted Subsidiary Indebtedness.

            In addition to the limitations provided for under Section 4.13 hereof, the Company will not permit any Restricted Subsidiaries to, directly or indirectly, Incur any additional Indebtedness after the date hereof other than:
(i) any guarantee of Indebtedness of the Company permitted to be Incurred under this Indenture (other than Non-Recourse Indebtedness), (ii) Refinancing Indebtedness, (iii) Non-Recourse Indebtedness, (iv) Acquisition Indebtedness not to exceed $10,000,000 aggregate principal amount at any one time outstanding;
(v) Indebtedness to the Company for so long as held by the Company; provided that such Indebtedness is subordinated to any Subsidiary Guarantee, (vi) Indebtedness to another Restricted Subsidiary which is a Wholly Owned Subsidiary so long as held by such Restricted Subsidiary; provided that such Indebtedness is subordinated to any Subsidiary Guarantee, (vii) any Subsidiary Guarantee of Indebtedness of the Company under the Notes and (viii) any deposits made to secure performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress statements, government contracts, and other obligations of like nature (exclusive of the obligation for the payment of borrowed money), in each case Incurred in the ordinary course of business of the Restricted Subsidiary, consistent with past practice.

Section 4.15. Limitations and Restrictions on Issuance of Capital Stock of Restricted Subsidiaries.

            The Company will not permit any Restricted Subsidiary to issue, or permit to be outstanding at any time, Preferred Stock or any other Capital Stock constituting Disqualified Stock other than any such Capital Stock issued to or held by the Company or any Restricted Subsidiary of the Company which is a Wholly Owned Subsidiary.

Section 4.16. Change of Control.

            (a) Following the occurrence of any Change of Control, the Company will so notify the Trustee in writing by delivery of an Officers' Certificate and will offer to purchase (a "Change of Control Offer") from all Holders, and will purchase from Holders accepting such Change of Control Offer on the date fixed for the closing of such Change of Control Offer (the "Change of Control Payment Date"), the outstanding principal amount of Notes at an offer price (the "Change of Control Price") in cash in an amount equal to 101 percent of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date in accordance with the procedures set forth in this Section 4.16.

            (b) Within 30 days after the date on which a Change of Control occurs, the Company (with Notice to the Trustee) or the Trustee at the Company's request (and at the expense of the Company), will send or cause to be sent by first class mail, postage prepaid, to all Persons who were Holders on the date of the Change of Control at their respective addresses appearing in the Security Register, a notice of such occurrence and of such Holders' rights arising as a result thereof. Such notice will contain all instructions and materials necessary to enable Holders to tender their Notes to the Company. Such notice, which will govern the terms of the Change of Control Offer, will state:

            (i) that the Change of Control Offer is being made pursuant to
      Section 4.16(a) hereof and the length of time the Change of Control Offer will remain open;

            (ii) that the Holder has the right to require the Company to repurchase such Holder's Notes at the Change of Control Price;

            (iii) that any Note not tendered will continue to accrue interest;

            (iv) that any Note accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

            (v) that the Change of Control Payment Date will be no earlier than 45 days nor later than 60 days from the date such notice is mailed;

            (vi) that Holders electing to have a Note purchased pursuant to any Change of Control Offer will be, required to surrender the Note, with the form entitled "option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to termination of the Change of Control Offer;

            (vii) that Holders will be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Change of Control Offer, or such longer period as may be required by law, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have the Note purchased;

            (viii) that Holders which elect to have their Notes purchased only in part will be issued new Notes in a principal amount equal to the unpurchased portion of the Notes surrendered;

            (ix) information concerning the date and details of the Change of Control and the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (A) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Sales otherwise described in the offering materials relating to the Change of Control Offer (or corresponding successor reports) (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required pursuant to Section 4.03 hereof); provided that the Company may at its option incorporate by reference any such filed reports in the notice, (B) a description of material developments in the Company's business subsequent to the date of the latest of such reports, and (C) if material, appropriate pro forma financial information).

            (c) In the event of a Change of Control Offer, the Company will only be required to accept Notes in denominations of $1,000 or integral multiples thereof.

            (d) Not later than one Business Day after the Change of Control Payment Date in connection with which the Change of Control Offer is being made, the Company will (i) accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient, in immediately available funds, to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver to the Paying Agent an Officers' Certificate identifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent will promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Change of Control Price of the Notes purchased from each such Holder, and the Company will execute and, upon receipt of an Officers' Certificate of the Company, the Trustee will promptly authenticate and mail or deliver to such Holder a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer promptly after the Change of Control Payment Date. For purposes of this Section 4.16(d), the Company will choose a Paying Agent which will not be the Company or a Subsidiary thereof.

            (e) Any Change of Control Offer will be conducted by the Company in compliance with applicable law, including, without limitation, Section 14(e) of the Exchange Act and Rule 14e-1 thereunder.

Section 4.17. Limitation on Transactions With Stockholders and Affiliates.

            (a) The Company will not, and will not permit any of its Subsidiaries to, make any Investment, loan, advance, guarantee or capital contribution to or for the benefit of, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or for the benefit of, or purchase or lease any property or assets from, or enter into or amend any contract, agreement or understanding with, or for the benefit of, (i) any Affiliate of the Company or any Affiliate of the Company's Subsidiaries or (ii) any Person (or any Affiliate of such Person) holding 10 percent or more of the Common Equity of the Company or any of its Subsidiaries (each an "Affiliate Transaction"), except on terms that are no less favorable to the Company or the relevant Subsidiary, as the case may be, than those that could have been obtained in a comparable transaction on an arm's length basis from a Person that is not an Affiliate.

            (b) The Company will not, and will not permit any of its Subsidiaries to, enter into any Affiliate Transaction involving or having a value of more than $1,000,000, unless, in each case, such Affiliate Transaction has been approved by a majority of the disinterested members of the Company's Board of Directors.

            (c) The Company will not, and will not permit any of its Subsidiaries to, enter into an Affiliate Transaction involving or having a value of more than $5,000,000 unless the Company has delivered to the Trustee an opinion of an Independent Financial Advisor to the effect that the transaction is fair to the Company or the relevant Subsidiary, as the case may be, from a financial point of view.

            (d) Notwithstanding the foregoing, an Affiliate Transaction will not include (i) any contract, agreement or understanding with, or for the benefit of, or plan for the benefit of, employees of the Company or its Subsidiaries (in their capacity as such) that has been approved by the Company's Board of Directors, (ii) Capital Stock issuances to members of the Board of Directors, officers and employees, of the Company or its Subsidiaries pursuant to plans approved by the stockholders of the Company, (iii) any Restricted Payment otherwise permitted under Section 4.12 hereof, (iv) any transaction between the Company and a Restricted Subsidiary or a Restricted Subsidiary and another Restricted Subsidiary, (v) any transaction pursuant to the tax sharing agreement, the agreement with Beazer Homes Ltd. regarding use of name and the cross indemnity agreement, in each case with the Company's former parent or affiliates, as such agreements are in effect on the date of the Indenture, or
(vi) any transactions pursuant to the joint venture agreement with the Joint Venture Entity, as such agreement is in effect on the date hereof.

Section 4.18. Limitations on Liens.

            (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens, other than Permitted Liens, on any of its or their assets, property, income or profits therefrom unless contemporaneously therewith or prior thereto all payments due hereunder and under the Notes are secured on an equal and ratable basis with the obligation or liability so secured until such time as such obligation or liability is no longer secured by a Lien.

            (b) The Company will not create or suffer to exist on any Indebtedness from the Company in favor of any Restricted Subsidiary any Lien and such Indebtedness will not be sold, disposed of or otherwise transferred.

Section 4.19. Limitations on Restrictions on Distributions from Restricted Subsidiaries.

            The Company will not, and will not permit any of its Restricted Subsidiaries to, create, assume or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, its profits, owned by the Company or any of its other Restricted Subsidiaries, or pay interest on or principal of any Indebtedness owed to the Company or any of its other Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its other Restricted Subsidiaries, or (iii) transfer any of its properties or assets to the Company or any of its other Restricted Subsidiaries, except for encumbrances or restrictions existing under or by reason of (a) applicable law, (b) covenants or restrictions contained in the agreements evidencing Existing Indebtedness as in effect on the date hereof, (c) any restrictions or encumbrances arising under Acquisition Indebtedness; provided, that such encumbrance or restriction applies only to the obligor on such Indebtedness and its Subsidiaries and that such Acquisition Indebtedness was not incurred by the Company or any of its Subsidiaries or by the Person being acquired in connection with or in anticipation of such acquisition, (d) any restrictions or encumbrances arising in connection with Refinancing Indebtedness; provided that any restrictions and encumbrances of the type described in this clause (d) that arise under such Refinancing Indebtedness are not more restrictive than those under the agreement creating or evidencing the Indebtedness being refunded, refinanced, replaced or extended, (e) any agreement restricting the sale or other disposition of property securing Indebtedness permitted by this Indenture if such agreement does not expressly restrict the ability of a Subsidiary of the Company to pay dividends or make loans or advances, and (f) reasonable and customary borrowing base covenants set forth in agreements evidencing Indebtedness otherwise permitted by this Indenture, which covenants restrict or limit the distribution of revenues or sale proceeds from real estate or a real estate project based upon the amount of indebtedness outstanding on such real estate or real estate project and the value of some or all of the remaining real estate or the project's remaining assets, and customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Company or any of its Restricted Subsidiaries.

Section 4.20. Maintenance of Consolidated Tangible Net Worth.

            (a) In the event the Consolidated Tangible Net Worth of the Company is less than $85,000,000 at the end of any two consecutive fiscal quarters (the last day of the second fiscal quarter being referred to herein as the "Deficiency Date"), within 30 days after the end of each such period, the Company will so notify the Trustee in writing by delivery of an Officers' Certificate and will offer to purchase from all Holders (a "Net Worth Offer"), and will purchase from Holders accepting such Net Worth Offer on the date fixed for the closing of such Net Worth Offer (the "Net Worth Offer Date"), 10 percent of the original outstanding principal amount of the Notes (the "Net Worth Amount") at an offer price (the "Net Worth Offer Price") in cash in an amount equal to 100 percent of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the Net Worth Offer Date, in accordance with the procedures set forth in this Section 4.20. To the extent that the aggregate amount of Notes tendered pursuant to a Net Worth Offer is less than the Net Worth Amount relating thereto, then the Company may use the excess of the Net Worth Amount over the amount of Notes tendered, or a portion thereof, for general corporate purposes. In no event shall the Company's failure to meet the Consolidated Tangible Net Worth threshold at the end of any fiscal quarter be counted toward the making of more than one Net Worth Offer. The Company may reduce the principal amount of Notes to be purchased pursuant to the Net Worth Offer by subtracting 100% of the principal amount (excluding premium) of Notes acquired by the Company or any Wholly Owned Subsidiary subsequent to the Deficiency Date and surrendered for cancellation through purchase, redemption (other than pursuant to this Section 4.20) or exchange, and that were not previously used as a credit against any obligation to repurchase Notes pursuant to this Section 4.20.

            (b) In the event the Consolidated Tangible Net Worth of the Company is less than $85,000,000 at the end of any two consecutive fiscal quarters, within 30 days after the end of such period, the Company (with notice to the Trustee) or the Trustee at the Company's request (and at the expense of the Company) will send or cause to be sent by first-class mail, postage pre-paid, to all Persons who were Holders on the date of the end of the second such consecutive fiscal quarter, at their respective addresses appearing in the Security Register, a notice of such occurrence and of each Holder's rights arising as a result thereof. Such notice will contain all instructions and materials necessary to enable Holders to tender their Notes to the Company. Such notice, which will govern the terms of the Net Worth Offer, will state:

            (i) that the Net Worth Offer is being made pursuant to Section 4.20(a) hereof and the length of time such Net Worth Offer will remain open;

            (ii) that the Holder has the right to require the Company to repurchase such Holder's Notes at the Net Worth Offer Price;

            (iii) that any Note not tendered will continue to accrue interest;

            (iv) that any Note accepted for payment pursuant to the Net Worth Offer will cease to accrue interest on the Net Worth Offer Date;

            (v) that the Net Worth Offer Date will be no earlier than 45 days nor later than 60 days from the date such notice is mailed;

            (vi) that Holders electing to have a Note purchased pursuant to any Net Worth Offer will be required to surrender the Note, with the form entitled "Option of

      Holder to Elect Purchase" on the reverse of the Note completed, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice prior to termination of the Net Worth Offer;

            (vii) that Holders will be entitled to withdraw their election if the Company, depositary or Paying Agent, as the case may be, receives, not later than the expiration of the Net Worth Offer, or such longer period as may be required by law, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for the purchase and a statement that such Holder is withdrawing its election to have the Note purchased;

            (viii) that Holders whose Notes are purchased only in part will be issued Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and

            (ix) information concerning the period and details of the events requiring the Net Worth Offer and the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (A) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Sales otherwise described in the offering materials relating to the Net Worth Offer (or corresponding successor reports) (or in the event the Company is not required to prepare any of the foregoing Forms, the comparable information required pursuant to Section 4.03 hereof); provided that the Company may, at its option, incorporate by reference any such filed reports in the notice, (B) a description of material developments in the Company's business subsequent to the date of the latest of such reports, and (C) if material, appropriate pro forma financial information).

            (c) In the event that the aggregate principal amount of Notes surrendered by Holders exceeds the Net Worth Amount, the Company will select the Notes to be purchased on a pro rata basis from all Notes so surrendered, with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased. To the extent that the Net Worth Amount remaining is less than $1,000, the Company may use such Net Worth Amount for general corporate purposes. Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

            (d) Not later than one Business Day after the Net Worth Offer Date in connection with which the Net Worth Offer is being made, the Company will (i) accept for payment Notes or portions thereof tendered pursuant to the Net Worth offer (on a pro rata basis if required pursuant to Section 4.20(c) above), (ii) deposit with the Paying Agent money sufficient, in immediately available funds, to pay the purchase price of all Notes or portions thereof so accepted and (iii) deliver to the Paying Agent an Officers' Certificate identifying the Notes or portions thereof accepted for payment by the Company. The Paying Agent will promptly mail or deliver to Holders of Notes so accepted payment in an amount equal to the Net Worth Offer Price of the Notes purchased from each such Holder, and the Company will execute and the Trustee will promptly authenticate and mail or deliver to such Holder a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted will be promptly mailed or delivered by the Paying Agent at the Company's expense to the Holder thereof. The Company will publicly announce the results of the Net Worth Offer promptly after the Net Worth

Offer Date. For purposes of this Section 4.20(d), the Company will choose a Paying Agent which will not be the Company or a Subsidiary thereof.

            (e) Any Net Worth Offer will be conducted by the Company in compliance with applicable law, including, without limitation, Section 14(e) of the Exchange Act and Rule 14e-1 thereunder, if applicable.

Section 4.21. Subsidiary Guarantees.

            After the date hereof, the Company will cause each of its Subsidiaries that is or becomes a Restricted Subsidiary (other than, in the Company's discretion, any Restricted Subsidiary the assets of which have a book value of not more than $5,000,000 to be a Subsidiary Guarantor hereunder in accordance with the provisions of Section 11.03 hereof. The Company may, in its discretion, cause any Unrestricted Subsidiary to become a Subsidiary Guarantor hereunder in the same manner.

ARTICLE 5

                                   SUCCESSORS

Section 5.01. Limitations on Mergers and Consolidations.

            (a) Neither the Company nor any Subsidiary Guarantor will consolidate or merge with or into, or sell, lease, convey or otherwise dispose of all or substantially all of its assets (including, without limitation, by way of liquidation or dissolution), or assign any of its obligations hereunder, under the Notes or under the Subsidiary Guarantees (as an entirety or substantially in one transaction or series of related transactions), to any Person or permit any of its Restricted Subsidiaries to do any of the foregoing (in each case other than with the Company or another Wholly Owned Restricted Subsidiary) unless: (i) the Person formed by or surviving such consolidation or merger (if other than the Company or such Subsidiary Guarantor, as the case may be), or to which such sale, lease, conveyance or other disposition or assignment will be made (collectively, the "Successor"), is a solvent corporation or other legal entity organized and existing under the laws of the United States or any state thereof or the District of Columbia, and the Successor assumes by supplemental indenture in a form reasonably satisfactory to the Trustee all of the obligations of the Company or such Subsidiary Guarantor, as the case may be, under the Notes or such Subsidiary Guarantor's Subsidiary Guarantee, as the case may be, and this Indenture, (ii) immediately after giving effect to such transaction, no Default or Event of Default has occurred and is continuing,
(iii) immediately after giving effect to such transaction and the use of any net proceeds therefrom, on a pro forma basis, the Consolidated Tangible Net Worth of the Company or the Successor (in the case of a transaction involving the Company), as the case may be, would be at least equal to the Consolidated Tangible Net Worth of the Company immediately prior to such transaction, and
(iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom, on a pro forma basis, the Consolidated Fixed Charge Coverage Ratio of the Company or the Successor (in the case of a transaction involving the Company), as the case may be, would be such that the Company or the Successor (in the case of a transaction involving the Company), as the case may be, would be entitled to Incur at least $1.00 of additional Indebtedness under such Consolidated Fixed Charge Coverage Ratio test set forth in Section 4.13 hereof. The foregoing provisions shall not apply to a transaction involving the consolidation or merger of a Subsidiary Guarantor with or into another person, or the sale, lease, conveyance or other disposition of all or substantially all of the assets of such Subsidiary Guarantor, that results in such Subsidiary Guarantor being released from its Subsidiary Guarantee as provided under Section
11.04 hereof.

            (b) The Company or any Subsidiary Guarantor, as the case may be, will deliver to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate to the foregoing effect and an opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

Section 5.02. Successor Corporation Substituted.

            Upon any consolidation or merger, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company or any assignment of its obligations under this Indenture or the Notes in accordance with Section 5.01 hereof, upon assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of, premium, if any, and interest on all of the Notes and the due and punctual performance and observance of all the covenants and conditions of this Indenture to be performed or observed by the Company, the Successor formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance or other disposition or assignment is made will succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor has been named as the Company herein and such Successor may cause to be signed and may issue in its own name or in the name of the Company, any or all Notes issuable hereunder and the predecessor Company, in the case of a sale, lease, conveyance or other disposition or assignment, will be released from all obligations under this Indenture and the Notes.


ARTICLE 6

                              DEFAULTS AND REMEDIES

Section 6.01. Events of Default.

            (a) "Event of Default," wherever used herein, means any of the following events (whatever the reason for such Event of Default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (i) the failure by the Company to pay interest on any Note when the same becomes due and payable and the continuance of any such failure for a period of 30 days;

            (ii) the failure by the Company to pay the principal or premium of any Note when the same becomes due and payable at maturity, upon acceleration or otherwise (including the failure to make payment pursuant to a Change of Control Offer, a Net Worth Offer or an Excess Proceeds Offer);

            (iii) the failure by the Company or any of its Subsidiaries to comply with any of its agreements or covenants in, or provisions of, the Notes, the Subsidiary

      Guarantees or this Indenture and such failure continues for the period and after the notice specified below;

            (iv) the acceleration of any Indebtedness (other than Non-Recourse Indebtedness) of the Company or any of its Subsidiaries that has an outstanding principal amount of $3,000,000 or more in the aggregate;

            (v) the failure by the Company or any of its Subsidiaries to make any principal or interest payment in respect of Indebtedness (other than Non-Recourse Indebtedness) of the Company or any of its Subsidiaries with an outstanding aggregate amount of $3,000,000 or more within five days of such principal or interest payment becoming due and payable (after giving effect to any applicable grace period set forth in the documents governing such Indebtedness);

            (vi) a final judgment or judgments that exceed $3,000,000 or more in the aggregate, for the payment of money, having been entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries and such judgment or judgments is not satisfied, stayed, annulled or rescinded within 60 days of being entered;

            (vii) the Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (A) commences a voluntary case,

                  (B) consents to the entry of an order for relief against it in an involuntary case,

                  (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                  (D) makes a general assignment for the benefit of its
            creditors;

            (viii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company or any Material
            Subsidiary as debtor in an involuntary case,

                  (B) appoints a Custodian of the Company or any Material
            Subsidiary or a Custodian for all or substantially all of the property of the Company or any Material Subsidiary, or

                  (C) orders the liquidation of the Company or any Material
            Subsidiary and the order or decree remains unstayed and in effect for 60 days; or

            (ix) any Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantee and this Indenture) or is declared null and void and unenforceable or found to be invalid or any Subsidiary Guarantor denies its liability under its Subsidiary Guarantee (other than by reason of release of a Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of this Indenture and the Subsidiary Guarantee).

            (b) The Trustee will not be deemed to know of a Default unless a Trust Officer has actual knowledge of such Default or receives written notice of such Default with specific reference to such Default.

            (c) A Default under Section 6.01(a)(iii) hereof will not be deemed an Event of Default until the Trustee notifies the Company, or the Holders of at least 25 percent in principal amount of the then outstanding Notes notify the Company and the Trustee, of the Default and the Company does not cure the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." If such a Default is cured within such time period, it ceases.

Section 6.02. Acceleration.

            (a) If an Event of Default (other than an Event of Default with respect to the Company specified in clause (vii) or (viii) of section 6.01(a) hereof) shall have occurred and be continuing under this Indenture, the Trustee by notice to the Company, or the Holders of at least 25 percent in principal amount of the Notes then outstanding by notice to the Company and the Trustee, may declare all Notes to be due and payable immediately. Upon such declaration of acceleration, the amounts due and payable on the Notes, as determined in
Section 6.02(b) hereof, will be due and payable immediately. If an Event of Default with respect to the Company specified in clause (vii) or (viii) of
Section 6.01(a) hereof occurs, such an amount will ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee and the Company or any Holder. The Holders of a majority in principal amount of the Notes then outstanding by written notice to the Trustee and the Company may waive such Default or Event of Default (other than any Default or Event of Default in payment of principal or interest) on the Notes under this Indenture. Holders of a majority in principal amount of the then outstanding Notes may rescind an acceleration and its consequences (except an acceleration due to nonpayment of principal or interest on the Notes) if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived.

            (b) In the event that the maturity of the Notes is accelerated pursuant to Section 6.02(a) hereof, 100 percent of the principal amount of the Notes (or, in the case of a default under Section 6.01(a)(ii) or (iii) hereof resulting from a breach of the covenant set forth in Section 4.16 hereof, 101 percent of the principal amount of the Notes) will become due and payable plus accrued interest, if any, to the date of payment.

Section 6.03. Other Remedies.

            (a) If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal or interest on the Notes and the Subsidiary Guarantees or to enforce the performance of any provision of the Notes or this Indenture.

            (b) The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default will not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04. Waiver of Past Defaults and Compliance with Indenture Provisions.

            Subject to Sections 6.07 and 10.02 hereof, the Holders of a majority in principal amount of the then outstanding Notes by notice to the Trustee may waive an existing Default or Event of Default and its consequences (including waivers obtained in connection with a tender offer or exchange offer for Notes), except a continuing Default or Event of Default in the payment of the principal of or interest on any Note. Upon any such waiver, such Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured for every purpose of this Indenture, but no such waiver will extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 6.05. Control by Majority.

            The Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may subject the Trustee to legal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 6.06. Limitations on Suits.

            (a) A Holder may pursue a remedy with respect to this Indenture, the Subsidiary Guarantees or the Notes only if:

            (i) the Holder gives to the Trustee written notice of a continuing Event of Default;

            (ii) the Holder(s) of at least 25 percent in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

            (iii) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

            (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

            (v) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

            (b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07. Rights of Holders To Receive Payment.

            Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal and interest on the Note, on or after the respective due dates expressed in the Note, or, subject to
Section 6.06 hereof, to bring suit for the enforcement of any such payment on or after such respective dates, will not be impaired or affected without the consent of the Holder.

Section 6.08. Collection Suit by Trustee.

            If an Event of Default specified in Section 6.01(a)(i) or 6.01(a)(ii) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any Subsidiary Guarantor for the amount of principal and interest remaining unpaid on the Notes or the Subsidiary Guarantees, as the case may be, determined in accordance with Section 6.02 hereof, and such further amount as will be sufficient to cover the costs and expenses of collection, including, without limitation, the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09. Trustee May File Proofs of Claim.

            The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including, without limitation, any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company or any Subsidiary Guarantor, its creditors or property and will be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. Nothing contained herein will be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes, the Subsidiary Guarantees or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10. Priorities.

            (a) In the event the Trustee collects any money pursuant to this
Article 6, it will pay out the money in the following order:

            FIRST: to the Trustee for amounts due under Section 7.07 hereof;

            SECOND: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

            THIRD: to the Company or such other Person legally entitled thereto.

            (b) The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

Section 6.11. Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 hereof, or a suit by Holders holding, in the aggregate, more than ten percent in principal amount of the then outstanding Notes.

Section 6.12. Restoration of Rights and Remedies.

            If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, the Company, the Subsidiary Guarantors, the Trustee and the Holders will, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders will continue as though no such proceeding has been instituted.


ARTICLE 7

                                     TRUSTEE


Section 7.01. Duties of Trustee.

            (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

            (b) Except during the continuance of an Event of Default:

            (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

            (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which are specifically required to be furnished to the Trustee by any of the provisions hereof, the Trustee will examine the certificates and opinions to determine whether or not, on their face, they appear to conform to the requirements of this Indenture.

            (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i) this Section 7.01(c) does not limit the effect of Section 7.01(b) hereof;

            (ii) the Trustee will not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to clauses (i), (ii) and (iii) of this Section 7.01(c).

            (d) No provision of this Indenture will require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            (e) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. Subject to Section 7.03 hereof, all money received from the Trustee will, until applied as herein provided, be held in trust for the payment of principal and interest on the Notes.

Section 7.02. Rights of Trustee.

            Subject to Section 7.01 hereof:

            (i) the Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts of matters as it may see fit, and, if the Trustee determines to make such further inquiry or investigation, it will be entitled to examine the books, records, and premises of the Company, personally or by agent or attorney;

            (ii) before the Trustee acts or refrains from acting, it may require an Officers' Certificate, an Opinion of Counsel, or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel satisfactory to it and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

            (iii) the Trustee may act through agents and will not be responsible for the misconduct or negligence of any agent appointed with due care; provided, however, that the Trustee will in any event be liable for the misappropriation of funds deposited with it or in an account within its dominion and control;

            (iv) the Trustee will not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture; and

            (v) unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

            (a) The Trustee will be under no obligation to exercise and may refuse to exercise any of the rights or powers vested in it by this Indenture at the request or direction, if any, of the Holders pursuant to this Indenture, unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

Section 7.03. Individual Rights of Trustee.

            The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections
7.10 and 7.11 hereof.

Section 7.04. Trustee's Disclaimer.

            The Trustee makes no representation as to the validity or adequacy of this Indenture, any Subsidiary Guarantee or the Notes, it will not be accountable for any actions taken by the Company or any action taken by the Trustee hereunder at the direction of the Company or in reliance upon an Opinion of Counsel, and it will not be responsible for any statement or recital herein or any statement in the Notes or any Subsidiary Guarantee other than its certificate of authentication.

Section 7.05. Notice of Defaults.

            (a) If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. However, except in the case of a Default or Event of Default in payment of principal or interest on any Note or a breach of the Change of Control covenant, the Trustee may withhold such notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interest of Holders.

Section 7.06. Reports by Trustee to Holders.

            (a) Within 60 days after each May 15, beginning with May 15, 1998, the Trustee will mail to Holders a brief report dated as of such reporting date that complies with TIA ss. 313(a); provided, however, if no event described in TIA ss. 313(a) has occurred within such calendar year, no report need be transmitted. The Trustee also will comply with TIA S 313(b) and ss. 313(c).

            (b) A copy of each report at the time of its mailing to Holders will be filed with the SEC and each stock exchange, if any, on which the Notes are listed. The Company will notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07. Compensation and Indemnity.

            (a) The Company and each Subsidiary Guarantor, jointly and severally, agree:

            (i) to pay to the Trustee all reasonable compensation for all services rendered by it hereunder

      (which compensation will not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

            (ii) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including, without limitation, the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

            (iii) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

            (b) The Trustee shall notify the Company and each Subsidiary Guarantor promptly of any claim for which it may seek indemnity. Neither, the Company nor any Subsidiary Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

            (c) To secure the Company's payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes.

            (d) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(vii) or (a)(viii) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.08. Replacement of Trustee.

            (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

            (b) The Trustee may resign and be discharged from the trust hereby created by so notifying the Company in writing. The Holders of a majority in principal amount of the Notes then outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

            (i) the Trustee fails to comply with Section 7.10 hereof;

            (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

            (iii) a Custodian or public officer takes charge of the Trustee or its property; or

            (iv) the Trustee becomes incapable of acting.

            (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company or any other obligor upon the Notes will promptly appoint a successor Trustee.

            (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least ten percent in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (e) If the Trustee fails to comply with Section 7.10 hereof, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07(c) hereof. Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the Company's obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09. Successor Trustee by Merger, etc.

            (a) Subject to Section 7.10 hereof, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee; provided that in the case of a transfer of all or substantially all of its corporate trust business to another corporation, the transferee corporation expressly assumes all of the Trustee's liabilities hereunder.

            (b) In case any Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating

Trustee may adopt such authentication and deliver the Notes so authenticated, with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 7.10. Eligibility; Disqualification.

            (a) There will at all times be a Trustee hereunder which will (i) be a corporation organized and doing business under the laws of the United States, any state thereof or the District of Columbia, authorized under such laws to exercise corporate trustee power, (ii) be subject to supervision or examination by federal or state (or the District of Columbia) authority and (iii) have a combined capital and surplus of at least $150 million as set forth in its most recent published annual report of condition.

            (b) This Indenture will always have a Trustee who satisfies the requirements of TIA ss.ss. 310(a)(1) and 310(a)(2). The Trustee is subject to TIA ss. 310(b). If at any time the Trustee ceases to be eligible in accordance with the provisions of this Section 7.10, it will resign immediately in the manner and with the effect specified in Section 7.08 hereof. The provisions of TIA ss. 310 shall apply to the Company, as obligor of the securities.

Section 7.11. Preferential Collection of Claims Against Company.

            The Trustee is subject to TIA ss. 311(a), excluding any creditor relationship listed in TIA ss. 311(b). A Trustee who has resigned or been removed will be subject to TIA ss. 311(a) to the extent indicated therein.


ARTICLE 8

                                 HOLDERS' LISTS

Section 8.01. Company To Furnish Trustee Names and Addresses of Holders.

            The Company will furnish or cause to be furnished to the Trustee:

            (i) semi-annually, not more than 15 days before each Interest Payment Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of the record date of such Interest Payment Date; and

            (ii) at such other times as the Trustee may request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee will be the Registrar, no such list need be furnished.

Section 8.02. Preservation of Information.

            The Trustee will preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 8.01 hereof and the names and addresses of Holders received by the Trustee in its capacity as Registrar or Paying Agent (if so acting).


ARTICLE 9

                             DISCHARGE OF INDENTURE

Section 9.01. Termination of Company and Subsidiary Guarantor Obligations.

            (a) This Indenture shall cease to be of further effect (except that the Company's and Subsidiary Guarantor's obligations under Section 7.07 hereof and the Trustee's and Paying Agent's obligations under Section 9.03 hereof shall survive) when all outstanding Notes theretofore authenticated and issued have been delivered (other than destroyed, lost or stolen Notes that have been replaced or paid) to the Trustee for cancellation and the Company has paid all sums payable hereunder. In addition, the Company may elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Notes upon compliance with the conditions set forth in paragraph (d) below.

            (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b) and compliance with the conditions set forth in paragraph (d), the Company and the Subsidiary Guarantors shall be deemed to have been released and discharged from their respective obligations with respect to the outstanding Notes and Subsidiary Guarantees on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and Subsidiary Guarantees, which shall thereafter be deemed to be "outstanding" only for the purposes of the Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes, Subsidiary Guarantees and this Indenture insofar as such Notes and Subsidiary Guarantees are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder:

(i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's and the Subsidiary Guarantors' obligations with respect to such Notes under Sections 2.06, 2.07, 4.02 and 9.04, and, with respect to the Trustee, under Section 7.07,
(iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Section 9.01. Subject to compliance with this Section 9.01, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Notes and the Subsidiary Guarantees.

            (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c) and compliance with the conditions set forth in paragraph (d), the Company and each Subsidiary Guarantor shall be released and discharged, subject to Section 9.04, from its obligations under any covenant contained in Article V and in Sections 4.03, 4.05 and 4.08 through 4.21 with respect to the outstanding Notes and the Subsidiary Guarantees on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Notes and the Subsidiary Guarantees shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Notes, the Company and each Subsidiary Guarantor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes and Subsidiary Guarantees shall be unaffected thereby.

            (d) The following shall be the conditions to the application of either paragraph (b) or (c) above to the outstanding Notes:

            (1) the Company or any Subsidiary Guarantor shall have irrevocably deposited in trust with the Trustee or, at the option of the Trustee, with a trustee, satisfactory to the Trustee and the Company, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations sufficient (without regard to reinvestment of any interest thereon), in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay principal and interest on the Notes to maturity or redemption, as the case may be, and to pay all other sums payable by it hereunder as the same shall become due; provided that (i) the trustee of the irrevocable trust shall have been irrevocably instructed to pay such money or the proceeds of such U.S. Government Obligations to the Trustee and (ii) the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Notes;

            (2) the Company shall have delivered to the Trustee an Officers' Certificate stating that all conditions precedent provided for relating to either the legal defeasance under paragraph (b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been complied with;

            (3) no Default or Event of Default shall have occurred and be continuing on the date of such deposit;

            (4) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, any other agreement or instrument to which the Company or any Subsidiary Guarantor (so long as its Subsidiary Guarantee is in effect in accordance with the Indenture and its Subsidiary Guarantee) is a party or by which it is bound;

            (5) in the case of an election under paragraph (b) above, the Company shall have delivered to the Trustee an opinion of Counsel from nationally recognized counsel acceptable to the Trustee stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same time as would have been the case if such legal defeasance had not occurred; and

            (6) in the case of an election under paragraph (c) above, the Company shall have delivered to the Trustee an opinion of Counsel from nationally recognized counsel acceptable to the Trustee to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same time as would have been the case if such covenant defeasance had not occurred.

            (e) After such irrevocable deposit made pursuant to this Section
9.01 and satisfaction of the other conditions set forth herein, the Trustee upon request shall acknowledge in writing the discharge of the Company's and the Subsidiary Guarantors' obligations under this Indenture, except for those surviving obligations specified above.

            In order to have money available on a payment date to pay principal or interest on the Notes, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

Section 9.02. Application of Trust Money.

            The Trustee or a trustee satisfactory to the Trustee and the Company will hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 9.01 hereof. It will apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes.

Section 9.03. Repayment to Company.

            (a) The Trustee and the Paying Agent will promptly pay to the Company or any Subsidiary Guarantor, as the case may be, upon written request any excess money or securities held by them at any time.

            (b) The Trustee and the Paying Agent shall pay to the Company or any Subsidiary Guarantor, as the case may be, upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have either caused notice of such payment to be mailed to each Holder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York. After payment to the Company or any Subsidiary Guarantor, as the case may be, Holders entitled to the money must look to the Company or any Subsidiary Guarantor, as the case may be, for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

Section 9.04. Reinstatement.

            In the event the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Subsidiary Guarantors' obligations under this Indenture, the Subsidiary Guarantees and the Notes will be revived and reinstated as though no deposit had occurred pursuant to Section 9.01 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01 hereof; provided, however, that if the Company or any Subsidiary Guarantor has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company or any Subsidiary Guarantor, as the case may be, will be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


ARTICLE 10

                                   AMENDMENTS

Section 10.01. Without Consent of Holders.

            (a) The Company, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Notes or waive any provision hereof without the consent of any Holder:

            (i) to cure any ambiguity, defect or inconsistency;

            (ii) to provide for uncertificated Notes in addition to certificated Notes;

            (iii) to make any change that does not, in the opinion of the Trustee, adversely affect the legal rights hereunder of any Holder;

            (iv) to comply with the qualification of this Indenture under the TIA; or

            (v) to reflect a Subsidiary Guarantor ceasing to be liable on the Subsidiary Guarantees because it is no longer a Subsidiary of the Company.

            (b) Upon the request of the Company, accompanied by a resolution of the Board of Directors of the Company and each of the Subsidiary Guarantors authorizing the execution of any supplemental indenture for one or more of the purposes described in clause (a) of this Section 10.01, and upon receipt by the Trustee of the documents described in Section 10.06 hereof, the Trustee will join with the Company and the Subsidiary Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be contained therein. After an amendment or waiver under this Section 10.01 becomes effective, the Company will mail to the Holders of each Note affected thereby a notice describing the amendment or waiver. Any failure of the Company to mail such notice will not, however, affect the validity of any such supplemental indenture.

Section 10.02. With Consent of Holders.

            (a) Except as provided below in this Section 10.02, the Company, the Subsidiary Guarantors and the Trustee may amend this Indenture, the Subsidiary Guarantees or the Notes with the written consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding.

            (b) Upon the request of the Company and the Subsidiary Guarantors, accompanied by the resolutions of their respective Boards of Directors authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 10.06 hereof, the Trustee will join with the Company and the Subsidiary Guarantors in the execution of such supplemental indenture.

            (c) It will not be necessary for the consent of the Holders under this Section 10.02 to approve the particular form of any proposed amendment or waiver, but it will be sufficient if such consent approves the substance thereof.

            (d) The Holders of a majority in principal amount of the Notes then outstanding may waive compliance in a particular instance by the Company with any provision of this Indenture, the Subsidiary Guarantees or the Notes (including waivers obtained in connection with a tender offer or exchange offer for Notes). However, without the consent of each Holder affected, an amendment or waiver under this Section 10.02 may not:

            (i) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver;

            (ii) reduce the rate of or change the time for payment of interest on any Note;

            (iii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to redemption under Section 3.07 hereof or with respect to mandatory offers to repurchase Notes pursuant to Sections 4.11, 4.16 and 4.20 hereof;

            (iv) make any Note payable in money other than that stated in the Note;

            (v) make any change in Section 6.04 or Section 6.07 hereof or in this sentence of this Section 10.02;

            (vi) modify the ranking or priority of the Notes or any Subsidiary Guarantee;

            (vii) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture otherwise than in accordance with the terms hereof; or

            (viii) waive a continuing Default or Event of Default in the payment of principal of or interest on the Notes.

            (e) The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder has been the Holder of record of any Notes with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of this Indenture.

Section 10.03. Compliance with TIA.

            Every amendment to this Indenture, the Subsidiary Guarantees or the Notes will comply in form and substance with the TIA as then in effect.

Section 10.04. Revocation and Effect of Consents.

            (a) until an amendment (which includes any supplement) or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of a Note if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

            (b) The Company may, but will not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If the Company elects to fix a record date for such purpose, the record date will be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 8.02 hereof or (ii) such other date as the Company will designate. If a record date is fixed, then notwithstanding the provisions of Section 10.04(a) hereof, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, will be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent will be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective have also been given and not revoked within such 90- day period.

            (c) After an amendment or waiver becomes effective it will bind every Holder, unless it is of the type described in any of clauses (i) through
(viii) of Section 10.02(d) hereof. In such case, the amendment or waiver will bind each Holder of a Note who has consented to it and every subsequent Holder of a Note that evidences the same debt as the consenting Holder's Note.

Section 10.05. Notation on or Exchange of Notes.

            The Trustee may place an appropriate notation about an amendment or waiver on any Note thereafter authenticated or on any Subsidiary Guarantee. The Company in exchange for all Notes and Subsidiary Guarantees may issue, and the Trustee will authenticate, new Notes and Subsidiary Guarantees that reflect the amendment or waiver.

Section 10.06. Trustee To Sign Amendments, etc.

            The Trustee will sign any amendment or supplemental indenture authorized pursuant to this Article 10 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee will be entitled to receive and, subject to Section 7.01 hereof, will be fully protected in relying upon, an Officers' Certificate and an opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company and the Subsidiary Guarantors in accordance with its terms.

ARTICLE 11

                             GUARANTEE OF SECURITIES

Section 11.01. Subsidiary Guarantees of Notes.

            Subject to the provisions of this Article 11, each Subsidiary Guarantor hereby jointly and severally unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company or any other Subsidiary Guarantors to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Notes and all other obligations of the Company or the Subsidiary Guarantors to the Holders or the Trustee hereunder or thereunder (including fees, expenses or other) and all other obligations with respect to the Notes and the Indenture will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Subsidiary Guarantor will be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Notes shall constitute an event of default under this Subsidiary Guarantee, and shall entitle the Holders of Notes to accelerate the obligations of the Subsidiary Guarantors hereunder in the same manner and to the same extent as the obligations of the Company and the Subsidiary Guarantors.

            Each of the Subsidiary Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any holder of the Notes with respect to any provisions hereof or thereof, any release of any other Subsidiary Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Subsidiary Guarantee is affixed to any particular Note, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each of the Subsidiary Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and this Subsidiary Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Subsidiary Guarantor, any amount paid by the Company or such Subsidiary Guarantor to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders of Notes and the Trustee, on the other hand, (a) subject to this Article 11, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee.

            This Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Subsidiary Guarantees shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

            No stockholder, officer, director, employer or incorporator, past, present or future, or any Subsidiary Guarantor, as such, shall have any personal liability under this Subsidiary Guarantee by reason of his, her or its status as such stockholder, officer, director, employer or incorporator.

            The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Subsidiary Guarantee.

            Each Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the guarantee by each Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and each Subsidiary Guarantor hereby irrevocably agree that the obligations of each Subsidiary Guarantor under the Subsidiary Guarantees shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of each Subsidiary Guarantor, result in the obligations of each Subsidiary Guarantor under the Subsidiary Guarantees not constituting such fraudulent transfer or conveyance.

Section 11.02. Execution and Delivery of Subsidiary Guarantee.

            To further evidence the Subsidiary Guarantee set forth in Section 11.01, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee, substantially in the form included in Exhibit A hereto, shall be endorsed on each Note authenticated and delivered by the Trustee after such Subsidiary Guarantee is executed and executed by either manual or facsimile signature of an Officer of each Subsidiary Guarantor. The validity and enforceability of any Subsidiary

Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

            Each of the Subsidiary Guarantors hereby agrees that its Subsidiary Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

            If an Officer of a Subsidiary Guarantor whose signature is on this Indenture or a Note no longer holds that office at the time the Trustee authenticates such Note or at any time thereafter, such Subsidiary Guarantor's Subsidiary Guarantee of such Note shall be valid nevertheless.

            The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantor.

Section 11.03. Additional Subsidiary Guarantors.

            Any Person may become a Subsidiary Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee which subjects such Person to the provisions of this Indenture as a Subsidiary Guarantor, and (b) an opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning fraudulent conveyance laws, creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion).

Section 11.04. Release of a Subsidiary Guarantor.

            (a) Except in the case where the prohibition on transfer in Section
5.01 is applicable, if all or substantially all of the assets of any Subsidiary Guarantor or all of the capital stock of any Subsidiary Guarantor is sold (including by issuance or otherwise) by the Company or any of its Subsidiaries in a transaction constituting an Asset Sale, and if the Net Proceeds from such Asset Sale are used in accordance with Section 4.11, then such Subsidiary Guarantor (in the event of a sale or other disposition of all of the capital stock of such Subsidiary Guarantor) or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) shall be deemed automatically and unconditionally released and discharged from all obligations under this Article 11 without any further action required on the part of the Trustee or any Holder, provided that each such Subsidiary Guarantor (or its assets) is sold or disposed of in accordance with Section 4.11 and Article 5 hereof.

            (b) The Trustee shall deliver an appropriate instrument evidencing the release of a Subsidiary Guarantor upon receipt of a request of the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 11.04. Any Subsidiary Guarantor not so released or the entity surviving such Subsidiary Guarantor, as applicable, will remain or be liable under its Subsidiary Guarantee as provided in this Article 11.

            The Trustee shall execute any documents reasonably requested by the Company or a Subsidiary Guarantor in order to evidence the release of such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee endorsed on the Notes and under this Article 11.

            Except as set forth in Articles 4 and 5 hereof and this Section 11.04, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a

Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

Section 11.05. Waiver of Subrogation.

            Each Subsidiary Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company or any of its Subsidiaries that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor's obligations under this Subsidiary Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company or any of its Subsidiaries, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or any of its Subsidiaries, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section
11.05 is knowingly made in contemplation of such benefits.

ARTICLE 12

                                  MISCELLANEOUS


Section 12.01. TIA Controls.

            (a) The provisions of TIA ss.ss. 310 through 317 that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

            (b) If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss. 318(c), the imposed duties will control.

Section 12.02. Notices.

            (a) Any notice or communication by the Company or any Subsidiary Guarantor or by the Trustee to any party hereto is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to such other party's address:

            If to the Company or to the Subsidiary Guarantors:

                     Beazer Homes USA, Inc.
                     5775 Peachtree Dunwoody Road,
                      Suite C-550
                     Atlanta, Georgia  30342
                     Telecopier No.:  (404) 250-3428
                     Attention:  President

            If to the Trustee:

                     First Trust National Association
                     One Illinois Center
                     Mail Station IL1C3000
                     111 East Wacker Drive
                     Suite 3000
                     Chicago, Illinois  60601
                     Telecopier No.:  (312) 228-9459
                     Attention:  Corporate Trust Administration

            If to the Trustee in the Borough of Manhattan:

                     First Trust of New York
                     100 Wall Street
                     20th Floor
                     New York, New York 10005
                     Telecopier No.:  (212) 514-7431
                     Attention:  Bond Drop Window

            (b) The Company, any Subsidiary Guarantor or the Trustee, by notice to the other parties hereto, may designate additional or different addresses for subsequent notices or communications.

            (c) All notices and communications will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

            (d) Any notice or communication to a Holder will be mailed by first-class, postage-prepaid mail, return receipt requested, to the Holder's address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

            (e) If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

            (f) If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Section 12.03. Communications by Holders with Other Holders.

            Holders may communicate pursuant to TIA ss. 312(b) with other Holders with respect to their rights under this Indenture, the Subsidiary Guarantees or the Notes. The Company, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else will have the protection of TIA ss. 312(c).

Section 12.04. Certificate and Opinion as to Conditions Precedent.

            Upon any request or application by the Company or any Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Company and each Subsidiary Guarantor will furnish to the Trustee and the Trustee may rely upon, as conclusive evidence:

            (i) an Officers' Certificate (which will include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            (ii) an opinion of Counsel (which will include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 12.05. Statements Required in Certificate or Opinion.

            (a) Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA ss.ss. 314(a)(4)) will include:

            (i) a statement that the Person making such certificate or opinion has read such condition or covenant;

            (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (iii) a statement that, in the opinion of such Person, such Person has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such condition or covenant has been complied with; and

            (iv) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

            (b) Any Officers' Certificate may be based, insofar as it relates to legal matters, upon an opinion of Counsel, unless such Officer knows that the opinion with respect to the matters upon which his certificate may be based as aforesaid is erroneous, or in the exercise of reasonable care should know that the same is erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon the certificate, statement or opinion of or representations by an officer or officers of the Company or any Subsidiary Guarantor, as the case may be, or other persons or firms deemed appropriate by such counsel, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous.

            (c) Any Officers' Certificate, statement or Opinion of Counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representation by an accountant (who may be an employee of the Company), or firm of accountants, unless such Officer or counsel, as the case may be, knows that the certificate or opinion or representation with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid is erroneous.

Section 12.06. Rules by Trustee and Agents.

            The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07. No Recourse Against Others.

            No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Subsidiary Guarantor in this Indenture or in any of the Notes or in any Subsidiary Guarantee or because of the creation of any Indebtedness represented hereby, shall be had against any incorporator, shareholder, officer, director, employee or controlling person of the Company, any Subsidiary Guarantor or any successor Person thereof. Each Holder, by accepting such Notes waives and releases all such liability.

Section 12.08. Governing Law.

            This Indenture, the Subsidiary Guarantees and the Notes will be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws.

Section 12.09. No Adverse Interpretation of Other Agreements.

            This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a Subsidiary thereof. Any such indenture, loan or debt agreement may not be used to interpret this Indenture. This writing constitutes the entire agreement of the parties with respect to the subject matter hereof. Unless expressly otherwise indicated herein, an action or transaction permitted by one provision hereof must nonetheless comply with all other applicable provisions hereof; and any action or transaction not permitted by any provision of this Indenture will not be permitted regardless of whether any other provision hereof might permit such action or transaction.

Section 12.10. Successors.

            All agreements of the Company and of the Subsidiary Guarantors in this Indenture, the Subsidiary Guarantees and the Notes will bind their respective successors. All agreements of the Trustee in this Indenture will bind its successors.

Section 12.11. Severability.

            In case any provision in this Indenture, the Subsidiary Guarantees or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.12. Counterpart Originals.

            The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 12.13. Trustee as Paying Agent and Registrar.

            The Company initially appoints the Trustee as Paying Agent and Registrar.

Section 12.14. Table of Contents, Headings, etc.

            The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.15. Benefits of Indenture.

            Nothing in this Indenture or in the Notes or in the Subsidiary Guarantees, express or implied, will give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 12.16. Acceptance of Trust.

            First Trust National Association, the Trustee named herein, hereby accepts the trusts in this Indenture declared and provided, upon the terms and conditions hereinabove set forth.

Section 12.17. Treasury Notes.

            In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, any Subsidiary of the Company or any Subsidiary Guarantor or any of their respective Affiliates will be deemed to be not outstanding; provided that for the purpose of determining whether the Trustee is protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned will be so disregarded.

            IN WITNESS WHEREOF, the undersigned have duly executed this Indenture as of the date first above written.

                                      BEAZER HOME USA, INC.


                                      By:*
                                         ---------------------------------
                                         Name:
                                         Title:


                                      FIRST TRUST NATIONAL ASSOCIATION,
                                      as Trustee


                                      By:/s/ H.H. Hall, Jr.
                                         ---------------------------------
                                         Name: H.H. Hall, Jr.
                                         Title: Vice President


                                      GUARANTORS:


                                      BEAZER HOMES CORP.


                                      By:*
                                         ---------------------------------


                                      BEAZER/SQUIRES REALTY, INC.


                                      By:*
                                         ---------------------------------


                                      BEAZER HOMES SALES ARIZONA INC.

                                      By:*
                                         ---------------------------------


                                      BEAZER REALTY CORP.


                                      By:*
                                         ---------------------------------

                                      PANITZ HOMES REALTY, INC.


                                      By:*
                                         ---------------------------------


                                      BEAZER MORTGAGE CORPORATION


                                      By:*
                                         ---------------------------------


                                      BEAZER HOMES HOLDINGS CORP.


                                      By:*
                                         ---------------------------------


                                      BEAZER HOMES TEXAS HOLDINGS, INC.


                                      By:*
                                         ---------------------------------


                                      BEAZER HOMES TEXAS, L.P.


                                      By:*
                                         ---------------------------------


* Executed by David S. Weiss as an authorized officer of each of the Company and the Guarantors.

                                                                       EXHIBIT A

                             [Form of Face of Note]

      THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY (1) BY ITS ACQUISITION HEREOF REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT AND (2) IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUER THAT PRIOR TO THE DATE WHICH IS ONE YEAR AFTER THE LATER OF THE DATE OF ORIGINAL ISSUANCE OF THIS NOTE AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE (THE "RESALE RESTRICTION TERMINATION DATE") (X) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i)(a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (b) IN A TRANSACTION

MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (c) OUTSIDE THE UNITED STATES TO A PERSON THAT IS NOT A U.S. PERSON (AS DEFINED IN RULE 902 UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), (ii) TO THE ISSUER OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISICTION AND (Y) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (X) ABOVE. THE FOREGOING RESTRICTIONS ON RESALE WILL NOT APPLY SUBSEQUENT TO THE RESALE RESTRICTION TERMINATION DATE.

                           8 7/8% SENIOR NOTE DUE 2008

No. [    ]                                                         $____________
                                                                    CUSIP No.

                             BEAZER HOMES USA, INC.

promises to pay to

or registered assigns,
the principal sum of

Dollars in accordance with paragraph 3 hereof.

Interest Payment Dates: April 1 and October 1

Record Dates: March 15 and September 15


Certificate of Authentication:            Dated:  March 25, 1998

This is to certify that this
Note is one of the Notes
described in the within mentioned
Indenture

FIRST TRUST NATIONAL ASSOCIATION,                   BEAZER HOMES USA, INC.
as Trustee


                                                    By:
                                                        ----------------------
                                                        Name:
                                                        Title:
By:                                                 By:
  --------------------                                  ----------------------
  Authorized Signature                                  Name:
                                                        Title:

                         [Form of Reverse Side of Note]
                           8 7/8% SENIOR NOTE DUE 2008

            1. Indenture. Beazer Homes USA, Inc., a Delaware corporation (the "Company"), issued the Notes under an Indenture, dated as of March 25, 1998 (the "Indenture"), among the Company, Beazer Homes Corp., Beazer/Squires Realty, Inc., Beazer Homes Sales Arizona Inc., Beazer Realty Corp., Panitz Homes Realty, Inc., Beazer Mortgage Corporation, Beazer Homes Holdings Corp., Beazer Homes Texas Holdings, Inc. and Beazer Homes Texas, L.P. (collectively, the "Subsidiary Guarantors") and First Trust National Association, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "TIA"), as in effect on the date of execution of the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Notes are general, unsecured, senior obligations of the Company limited to $200,000,000 in aggregate principal amount, plus amounts, if any, sufficient to pay interest on outstanding Notes as set forth in paragraph 4 hereof; provided the principal amount of initial Notes issued on the Issue Date was $100,000,000. Capitalized terms used but not otherwise defined in this Note have the respective meanings ascribed to such terms in the Indenture.

            No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company or any Subsidiary Guarantor, which, in each case, is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place, and rate, and in the coin or currency, herein prescribed.

            2. Subsidiary Guarantee. This Note is entitled to the benefit of the Subsidiary Guarantees of the Subsidiary Guarantors on a senior unsecured basis, which Subsidiary Guarantees are subject to release. Reference is hereby made to
Article 11 of the Indenture and to the Subsidiary Guarantees endorsed on this Note for a statement of the respective rights, limitations of rights, duties and obligations thereunder of each of the Subsidiary Guarantors, the Trustee and the Holders, and to the release of the Subsidiary Guarantees under specified conditions.

            3. Principal. The Company hereby promises to pay to the Holder of this Note, subject to the provisions of paragraph 7 hereof, the principal amount of this Note on April 1, 2008, or if such date is not a Business Day, on the next succeeding Business Day.

            4. Interest. The Company promises to pay interest on the outstanding principal amount of this Note from the date this Note is issued until final repayment of the outstanding principal amount at the rate of 8 7/8% per annum. The Company will pay interest semi-annually on April 1 and October 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent Interest Payment Date or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest will accrue from each next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date will be October 1, 1998. The Company will pay interest on overdue principal from time to time on demand at the rate of one percent per annum in excess of the per annum interest rate; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate as is payable on overdue principal to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

            5. Method of Payment. The Company will pay interest on the Notes to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 (each, a "record date") next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date. The Holder must surrender this Note to a Paying Agent to collect any principal payment. The Company will pay the principal of, and interest on, the Notes in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay such amounts by check payable in such money. It may mail a principal or interest check to a Holder's registered address.

            6. Paying Agent and Registrar. Initially, First Trust National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Holder. Subject to the provisions of the Indenture, the Company or any Restricted Subsidiary may act in any such capacity.

            7. Optional Redemption. The Company may redeem all or any portion of the Notes at any time and from time to time on or after April 1, 2003 and prior to maturity at the following redemption prices (expressed in percentages of the principal amount) together, in each case, with accrued and unpaid interest to the date fixed for redemption if redeemed during the twelve-month period beginning on April 1 of each year indicated below:

                         Year                           Percentage
                         ----                           ----------
                         2003 ...................        104.438%
                         2004 ...................        102.958%
                         2005 ...................        101.479%
                         2006 and thereafter ....        100.000%

            In addition, on or prior to April 1, 2001, the Company may, at its option, redeem up to 35% of the outstanding Notes with the net proceeds of an Equity Offering at 108.875% of the principal amount thereof plus accrued and unpaid interest, if any, to the date fixed for redemption; provided that at least $65 million principal amount of the Notes remain outstanding after such redemption.

            8. Notices of Redemption. Notice of redemption will be mailed at least 15 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at such Holder's registered address. Subject to the provisions of the Indenture, on and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

            9. Mandatory Offers to Repurchase. Within 30 days after the occurrence of any Change of Control, the Company will offer to purchase all outstanding Notes at a purchase price equal to 101 percent of the aggregate principal amount of the Notes, plus accrued and unpaid interest to the Change of Control Payment Date.

            Within 30 days after the date on which the aggregate amount of Excess Proceeds (from an Asset Sale) equals at any time and from time to time $10,000,000 or more, the Company will offer to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at a purchase price equal to 100 percent of the outstanding principal amount thereof plus accrued and unpaid interest to the Asset Sale Offer Date.

            Within 30 days after the end of any two consecutive fiscal quarters during which the Consolidated Tangible Net Worth of the Company is at any time and from time to time less than $85,000,000, the Company will offer to purchase 10 percent of the original outstanding principal amount of the Notes at a purchase price equal to 100 percent of the original outstanding principal amount thereof plus accrued and unpaid interest to the Net Worth Offer Date.

            A Change of Control Offer, an Excess Proceeds Offer or a Net Worth Offer will remain open for the period specified in the Indenture. Promptly after the termination of a Change of Control Offer, an Excess Proceeds Offer or a Net Worth Offer, subject to the terms of the Indenture, the Company will purchase, and mail or deliver payment, for all Notes tendered and accepted pursuant to such Offer.

            A Holder may tender in response to a Change of Control Offer, an Excess Proceeds Offer or a Net Worth Offer all or any portion of its Notes at its discretion by completing the form entitled "OPTION OF HOLDER TO ELECT PURCHASE" appearing on the reverse of this Note. Any portion of Notes tendered must be an integral multiple of $1,000.

            10. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Note or portion of a

Note selected for redemption. Also, it need not issue, exchange or register the transfer of any Notes for a period of 15 Business Days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

            11. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

            12. Amendments and Waivers. Subject to certain exceptions, the Indenture, the Subsidiary Guarantees or the Notes may be amended or supplemented with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of at least a majority in principal amount of the Notes then outstanding, and any existing Default or Event of Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default or Event of Default in the payment of interest on or the principal of Notes) with the consent (which may include consents obtained in connection with a tender offer or exchange offer for Notes) of the Holders of a majority in principal amount of the Notes then outstanding. Without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Notes or waive any provision of the Indenture to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to certificated Notes, to provide for the assumption of the Company's obligations to Holders in the case of a merger or acquisition, to make any change that does not adversely affect the legal rights of any Holder, to comply with the qualification of the Indenture under the TIA or to reflect a Subsidiary Guarantor ceasing to be liable on the Subsidiary Guarantees because it is no longer a Subsidiary of the Company.

            The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture

(and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder be the Holder of record of any Notes with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of this Indenture.

            Without the consent of each Holder affected, the Company may not (i) reduce the rate of or change the time for payment of interest, including default interest, on any Note, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to redemption under Section
3.07 of the Indenture or with respect to mandatory offers to purchase Notes pursuant to Sections 4.11, 4.16 and 4.20 of the Indenture, (iii) make any Note payable in money other than that stated in the Note, (iv) make any change to
Section 6.04, 6.07 or 10.02(d)(v) of the Indenture, (v) reduce the amount of Notes whose Holders must consent to an amendment, supplement or waiver to the Indenture, (vi) modify the ranking or priority of the Notes or any Subsidiary Guarantee, (vii) release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture otherwise than in accordance with the Indenture or (viii) waive a continuing Default or Event of Default in the payment of principal of or interest on the Notes.

            13. Defaults and Remedies. Events of Default include: default in payment of interest when due and payable and continuance thereof on the Notes for 30 days; default in payment of principal, or premium, on the Notes when due and payable at maturity, acceleration or otherwise; failure by the Company or any of its Subsidiaries for 60 days after notice to comply with any of its covenants or agreements in the Notes, the Subsidiary Guarantees or the Indenture; acceleration of certain other Indebtedness of the Company or any of its Subsidiaries; failure by the Company or any of its Subsidiaries to pay certain Indebtedness when the same becomes due and payable; certain final judgments that remain undischarged against the Company or any of its Subsidiaries; certain events of bankruptcy or insolvency of the Company or its Material Subsidiaries; and any Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with its terms) or is declared null and void and unenforceable or found to be invalid or any Subsidiary Guarantor denies liability under its Subsidiary Guarantee (other than by reason of release of a Subsidiary Guarantor from its Subsidiary Guarantee). If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25 percent in principal amount of the then outstanding Notes may declare all the Notes to be immediately due and payable in an amount equal to 100 percent (or in the case of Default under Section 6.01(a)(iii) of the Indenture resulting from a breach of
Section 4.16 of the Indenture, 101 percent) of the principal amount of the Notes plus accrued and unpaid interest to the date of payment, except that in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes become due and payable immediately without any action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee will require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests.

            14. Trustee Dealings With Company. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes, and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

However, the Trustee is subject to Sections 7.10 and 7.11 of the Indenture.

            15. No Recourse Against Others. No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Subsidiary Guarantor in the Indenture or in any of the Notes or in any Subsidiary Guarantee or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, shareholder, officer, director, employee or controlling person of the Company, any Subsidiary Guarantor or any successor Person thereof. Each Holder, by accepting such Notes waives and releases all such liability.

            16. Authentication. The Note will not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee or an authenticating agent.

            17. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

            The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to:

                               Beazer Homes USA, Inc.
                               5775 Peachtree Dunwoody Road,
                                Suite C-550
                               Atlanta, Georgia  30342
                               Attention:  Secretary

                              SUBSIDIARY GUARANTEE

            For value received, each of the undersigned hereby, jointly and severally, unconditionally guarantees to the Holder of this Note the payments of principal of, premium, if any, and interest on this Note in the amounts and at the time when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article 11 of the Indenture and this Subsidiary Guarantee. This Subsidiary Guarantee will become effective in accordance with
Article 11 of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

            The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee and all of the other provisions of the Indenture to which this Subsidiary Guarantee relates.

            This Subsidiary Guarantee is subject to release upon the terms set forth in the Indenture.

                                      BEAZER HOMES CORP.
                                      BEAZER/SQUIRES REALTY, INC.
                                      BEAZER HOMES SALES ARIZONA INC.
                                      BEAZER REALTY CORP.
                                      PANITZ HOMES REALTY, INC.
                                      BEAZER MORTGAGE CORPORATION
                                      BEAZER HOMES HOLDINGS CORP.
                                      BEAZER HOMES TEXAS HOLDINGS, INC.
                                      BEAZER HOMES TEXAS, L.P.,


                                      By:
                                         -------------------------
                                         Name:  David S. Weiss
                                         Title: An Authorized
                                                  Officer of
                                                  Each of the
                                                  Subsidiary Guarantors

                       OPTION OF HOLDER TO ELECT PURCHASE
            If you want to elect to have this Note purchased by the Company pursuant to Section 4.11, 4.16 or 4.20 of the Indenture, check the box below:

                     |_|   Section 4.11 (Excess Proceeds Offer)

                     |_|   Section 4.16 (Change of Control Offer)

                     |_|   Section 4.20 (Net Worth Offer)

            If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.11, 4.16 or 4.20 of the Indenture, as applicable, state the principal amount you elect to have purchased: $_________. Note: The amount you elect to have purchased must be an integral multiple of $1,000.


Date:  ___________________              Your signature _________________
                                                       (Sign exactly as
                                                       your name appears
                                                       on the Note)
Signature Subsidiary
Guarantee:

                                                                       EXHIBIT B

                         FORM OF LEGEND FOR GLOBAL NOTES

            Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

            THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) (THE "DEPOSITORY") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN

      AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                     EXHIBIT C-1

                       [FORM OF ASSIGNMENT FOR 144A NOTE]

I or we assign and transfer this Note to:

             (Insert assignee's social security or tax I.D. number)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee)

and irrevocably appoint:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

                                   [Check One]

[     ] (a)       this Note is being transferred in compliance with the
                  exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or

[     ] (b)       this Note is being transferred other than in accordance with
                  (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.


                                      C-1-1

Date:__________________  Your Signature:______________________

                                              --------------------------------
                                              (Sign exactly as your name
                                              appears on the other side of
                                              this Note)

                         Signature Subsidiary Guarantee:
                     --------------------------------


                                      C-1-2

      TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

      The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: __________________                      ____________________________
                                               NOTICE: To be executed by
                                                       an executive officer


                                      C-1-3

                                                                     EXHIBIT C-2

                       [FORM OF ASSIGNMENT FOR 144A NOTE]

I or we assign and transfer this Note to:

             (Insert assignee's social security or tax I.D. number)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee)

and irrevocably appoint:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Agent to transfer this Note on the books of the Company. The Agent may substitute another to act for him.

                                   [Check One]

[     ] (a)       this Note is being transferred in compliance with the
                  exemption from registration under the Securities Act provided by Rule 144A thereunder.

                                       or

[     ] (b)       this Note is being transferred other than in accordance with
                  (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Note and the Indenture.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.

Date:__________________  Your Signature:______________________


                                      C-2-1

                                              --------------------------------
                                              (Sign exactly as your name
                                              appears on the other side of
                                              this Note)

                         Signature Subsidiary Guarantee:
                     --------------------------------


                                      C-2-2

      TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED

      The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: __________________                      ____________________________
                                               NOTICE: To be executed by
                                                       an executive officer


                                      C-2-3

                                                                       EXHIBIT D

                       Form of Certificate to Be Delivered
                          in Connection with Transfers
                         to Non-QIB Accredited Investors

                                                            ___________, _____

First Trust National Association
One Illinois Center
Mail Station IL1C3000
111 East Wacker Drive
Suite 3000
Chicago, IL  60601
Attention:  Corporate Trust Department

                           Re:  Beazer Homes USA, Inc.
                                8 7/8% Senior Notes due 2008

Dear Sirs:

            We are delivering this letter in connection with a proposed purchase of 8 7/8% Senior Notes due 2008 (the "Notes") of Beazer Homes USA, Inc. (the "Company").

            We hereby confirm that:

            (i) we are an "accredited investor" within the meaning of Rule 501(a)(1),(2),(3) or (7) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1),(2),(3) or (7) under the Securities Act (an "Institutional Accredited Investor");

            (ii) any purchase of Notes by us will be for our own account or for the account of one or more other Institutional Accredited Investors;

            (iii) in the event that we purchase any Notes , we will acquire Notes having a minimum purchase price of at least $100,000 for our own account and for each separate account for which we are acting;

            (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Notes;

            (v) we are not acquiring Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

            (vi) we acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Notes.

            We understand that the Notes are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Notes have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Notes, that such Notes may be offered, resold, pledged or otherwise transferred only (i) to a person whom we reasonably believe to be a qualified institutional buyer (as defined in Rule 144A under the Securities Act), in a transaction meeting the requirements of Rule 144A, in a transaction meeting the requirements of Rule 144, outside the United States in a transaction meeting the requirements of Rule 904 under the Securities Act, or in accordance with another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel if the Company so requests), (ii) to the Company or (iii) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We understand that the registrar will not be required to accept for registration of transfer of any Notes, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with. We further understand that the Notes purchased by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph.

      We acknowledge that you and others will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

      THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                       -------------------------------

                                       (Name of Purchaser)


                                         By:
                                           ---------------------------
                                         Name:
                                         Title:

                            Address:     --------------------------------

                               --------------------------------

                               --------------------------------

                                                                       EXHIBIT E

                       Form of Certificate to Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S

                                                            ___________, _____

First Trust National Association
One Illinois Center
Mail Station IL1C3000
111 East Wacker Drive
Suite 3000
Chicago, IL  60601
Attention:  Corporate Trust Department

                           Re:  Beazer Homes USA, Inc.
                                (the "Company") 8 7/8% Senior
                                Notes due 2008 (the "Notes")

Dear Sirs:

            In connection with our proposed sale of $___________ aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

            (1) the offer of the Notes was not made to a person in the United States;

            (2) either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

            (3) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

            (4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

            (5) we have advised the transferee of the transfer restrictions applicable to the Notes.

            You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                              Very truly yours,

                                              [Name of Transferor]

                                              By:
                                                 --------------------------
                                                   Authorized Signature


                                       E-2